UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The Gap, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Gap Inc. Shareholders

Proxy Statement

May 17, 2016 San Francisco, California

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, May 17, 2016 10:00 a.m., San Francisco Time
PLACE	Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105
ITEMS OF BUSINESS
•
Elect to the Board of Directors the ten nominees named in the attached Proxy Statement;

•
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting ﬁrm for the ﬁscal year ending on January 28, 2017;

•
Hold an advisory vote to approve the overall compensation of the named executive ofﬁcers;

•
Approve the Amendment and Restatement of The Gap, Inc. 2011 Long-Term Incentive Plan; and

•
Transact such other business as may properly come before the meeting.

RECORD DATE	You must have been a shareholder of record at the close of business on March 21, 2016 to vote at the Annual Meeting.
INTERNET AVAILABILITY

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efﬁcient, less costly and limits our impact on the environment. This Proxy Statement and our 2015

Annual Report to Shareholders are available at: www.gapinc.com (follow the Investors, Financial Information, Annual Reports & Proxy links).

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

ADMISSION TO THE ANNUAL MEETING

You are entitled to attend the Annual Meeting only if you were a Gap Inc. shareholder as of the close of business on March 21, 2016 or you hold a valid proxy for the Annual Meeting. Photo identiﬁcation is required for admittance. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you will be required to provide proof of beneﬁcial ownership as of the Record Date. Proof of beneﬁcial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, a copy of the Notice of Internet Availability of Proxy Materials if one was mailed to you, or similar evidence of ownership.

WEBCAST

You may listen to our Annual Meeting by webcast at www.gapinc.com (follow the Investors, Financial News and Events, Webcasts links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

By Order of the Board of Directors, Julie Gruber Corporate Secretary April 5, 2016

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PROXY SUMMARY

References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.

These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held on May 17, 2016, at 10:00 a.m., San Francisco Time, at Gap Inc. Headquarters, Two Folsom Street, San Francisco, California 94105 and at any adjournment or postponement thereof (the “Annual Meeting”).

On or about April 5, 2016, we commenced distribution of this Proxy Statement and the form of proxy to our shareholders entitled to vote at the Annual Meeting.

Agenda

Items of Business	Management Recommendation	Page No.
The election of the ten directors nominated by the Board of Directors	The Board recommends you vote FOR each of the ten nominees.	Page 1
The ratiﬁcation of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting ﬁrm for the ﬁscal year ending January 28, 2017	The Board recommends you vote FOR the selection of the independent registered public accounting ﬁrm.	Page 16
The approval of the overall compensation of the Company’s named executive ofﬁcers	The Board recommends you vote “FOR” the approval of the overall compensation of the Company’s named executive ofﬁcers.	Page 18
The approval of the Amendment and Restatement of The Gap, Inc. 2011 Long-Term Incentive Plan	The Board recommends you vote “FOR” the approval of the Amendment and Restatement of The Gap, Inc. 2011 Long-Term Incentive Plan.	Page 49

Voting Shares

The holders of common stock at the close of business on March 21, 2016 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 397,873,269 shares of common stock outstanding.

You may vote your shares by:

By Internet	By Mail	By Phone	In person
www.proxyvote.com	Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneﬁcial owners of shares)	1-800-690-6903	At the meeting: May 17, 2016, 10:00 a.m. PST Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105

If you vote by Internet or by phone, you do not need to return a proxy card or voting instruction card, but you will need to have it, or the Notice of Internet Availability, in hand when you access the voting website or call to vote by phone. Speciﬁc voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability of Proxy Materials.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1 — Election of Directors

NOMINEES FOR ELECTION AS DIRECTORS

Election Process

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are elected. The Governance and Sustainability Committee of the Board of Directors has nominated the persons whose names are set forth below, all of whom are current directors.

Director Nominations

The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors ﬁxed in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the ofﬁce of director as the Board of Directors may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualiﬁcations and principal occupation during at least the last ﬁve years, based on data furnished by each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Domenico De Sole, age 72.
Director since 2004.

Chairman of Tom Ford International, a luxury retailer, since 2005. President and Chief Executive Ofﬁcer of Gucci Group NV, 1995-2004. Chairman of Sotheby’s. Director of Newell Rubbermaid Inc. Former director of The Proctor & Gamble Company, 2001-2005, Delta Air Lines, Inc., 2005-2007, and Telecom Italia, 2004-2008.

As the former chief executive ofﬁcer of a fashion retailer and the current chairman of a retailer, Mr. De Sole has many years of global experience as a senior executive in the retail industry. In addition, as a former director of The Proctor & Gamble Company and as a director of Newell Rubbermaid Inc., he has insight into the global consumer goods market.

Robert J. Fisher, age 61.
Director since 1990.

Non-executive Chairman of the Board since February 2015. Managing Director, Pisces, Inc., an investment group, since 2010. Interim President and Chief Executive Ofﬁcer of Gap Inc., January 2007-August 2007. Non-executive Chairman of Gap Inc., 2004-August 2007. Executive of Gap Inc., 1992-1999. Various positions with Gap Inc., 1980-1992. Former director of Sun Microsystems, Inc., 1995-2006.

Mr. Fisher has extensive retail experience, including experience speciﬁc to Gap Inc., as a result of his many years serving in a variety of high-level Gap Inc. positions, including Chief Operating Ofﬁcer, President of Gap Division, Chairman of the Board, and Interim President and Chief Executive Ofﬁcer.

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William S. Fisher, age 58.
Director since 2009.

Founder and Chief Executive Ofﬁcer of Manzanita Capital Limited, a private equity fund, since 2001. Various positions with Gap Inc., 1986-1998.

Mr. Fisher brings extensive global retail experience to the Board as a result of his years serving in a variety of high-level Gap Inc. positions, including President of the International Division, as well as his service on the boards of a number of private retail companies, including Space NK and Diptyque.

Tracy Gardner, age 52.
Director since 2015.

Principal of Tracy Gardner Consultancy, since 2010. Chief Executive Ofﬁcer of dELiA*s Inc., an omni-channel retail company primarily marketing to teenage girls, 2013-2014. dELiA*s Inc. ﬁled voluntary petitions for relief under Chapter 11 in December 2014. Former executive of J. Crew Group, Inc., 2004-2010. Various positions with Gap Inc., 1999-2004. Former director of Lands' End, 2014-2015.

With over 30 years of experience in the retail industry, Ms. Gardner brings deep product expertise and vast experience as a merchant, creative director and leader in growing multi-channel brands. In addition, her experience as a former senior leader within Gap Inc., and more recently as an advisor to Gap brand, provides Ms. Gardner with an in-depth understanding of the Company's business and operations.

Isabella D. Goren, age 55.
Director since 2011.

Chief Financial Ofﬁcer of AMR Corporation and American Airlines, Inc., 2010-2013. AMR Corporation and American Airlines, Inc. successfully completed a reorganization under Chapter 11 in December 2013, for which a voluntary petition was ﬁled in November 2011. Senior Vice President of Customer Relationship Marketing of American Airlines, 2006-2010. Various positions with AMR Corporation and American Airlines, Inc., 1986-2006, including President of AMR Services, previously a subsidiary of AMR, 1996-1998. Director of LyondellBasell Industries N.V. and MassMutual Financial Group.

Ms. Goren has broad experience in a number of key corporate functions, including ﬁnance, marketing, human resources and international operations. She brings extensive expertise in leadership, management of complex operations, building of customer loyalty programs, ﬁnancial functions and global strategies.

Bob L. Martin, age 67.
Director since 2002.

Lead Independent Director from 2003 to 2015. Operating Partner of Stephens Group, Inc., a private equity group, since 2003. Chief Executive Ofﬁcer (part-time) of Mcon Management Services, Ltd., a consulting company, since 2002. Independent Consultant, 1999-2002. President and Chief Executive Ofﬁcer of Wal-Mart International, a division of Wal-Mart Stores, Inc., 1984-1999. Director of Conn’s Inc. Former director of Dillard’s, Inc., 2003-2004, Edgewater Technology, Inc., 1999-2005, Furniture Brands International, Inc., 2003-2010, Guitar Center, 2004-2007, Sabre Holdings Corporation, 1997-2007, and SolarWinds, Inc., 2009-2010.

Mr. Martin has over 35 years of work experience in the retail industry. As the former chief executive ofﬁcer of Wal-Mart International, during which he ran operations in 12 countries across four continents, Mr. Martin acquired extensive global governance experience. As the former executive vice president and chief information ofﬁcer for Wal-Mart Stores, Inc., Mr. Martin has extensive insight into the areas of IT and supply chain capabilities and strategies for a retail company.

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Jorge P. Montoya, age 69.
Director since 2004.

President, Global Snacks & Beverages, and President, Latin America, of The Procter & Gamble Company, a consumer products company, 1999-2004. Director of The Kroger Co. Former director of Rohm & Haas Company, 1996-2007.

Mr. Montoya spent over 30 years working for The Proctor & Gamble Company, during which time he acquired extensive experience in management, international growth, consumer products, and marketing.

Arthur Peck, age 60.
Director since 2015.

Chief Executive Ofﬁcer of Gap Inc. since February 2015. President, Growth, Innovation and Digital division of Gap Inc., November 2012 to January 2015. President, Gap North America, February 2011 to November 2012. Executive Vice President of Strategy and Operations of Gap Inc., May 2005 to February 2011. President, Gap Inc. Outlet, October 2008 to February 2011. Acting President, Gap Inc. Outlet, February 2008 to October 2008. Senior Vice President of The Boston Consulting Group, a business consulting ﬁrm, 1982 to 2005.

As a result of his service as Gap Inc.’s Chief Executive Ofﬁcer, as well as his service in other senior positions at Gap Inc. and his experience as a Senior Vice President of The Boston Consulting Group, Mr. Peck has extensive management and leadership experience and a deep knowledge of the complex ﬁnancial and operational issues facing retail companies.

Mayo A. Shattuck III, age 61.
Director since 2002.

Non-Executive Chairman of Exelon Corporation, an energy company, since 2013. Executive Chairman of Exelon Corporation, 2012-2013. Chairman, Chief Executive Ofﬁcer, and President of Constellation Energy Group, 2002-2012. Chief Executive Ofﬁcer and President of Constellation Energy Group, 2001-2002. Director of Capital One Financial Corporation and Alarm.com Holdings, Inc.

Mr. Shattuck’s experience on the boards of directors of two other public companies, along with his experience as the former chief executive ofﬁcer of an investment bank and Constellation Energy Group, and his current position as non-executive Chairman of Exelon Corporation, provides him with extensive knowledge of a number of important areas, including leadership, ﬁnance, risk assessment, compliance and governance.

Katherine Tsang, age 58.
Director since 2010.

Principal of Max Giant Limited, an investment company, since 2014. Chairperson of Greater China Standard Chartered Bank, 2009-2014. Chairperson of Standard Chartered Bank (Taiwan) Ltd., 2009-2014. Chairperson of Standard Chartered Bank (Hong Kong) Ltd., 2011-2014. Chief Executive Ofﬁcer, Standard Chartered Bank (China) Ltd., 2005-2009. Former director of Baoshan Iron & Steel Co. Limited, 2006-2012.

Ms. Tsang possesses over two decades of work experience in the global banking industry. As the principal of an investment company and a former senior executive at an international bank, Ms. Tsang possesses extensive ﬁnancial expertise. In addition, she has held global and regional roles in human resources spanning 56 countries. Ms. Tsang brings signiﬁcant experience in management and international growth to the Board. In addition to her former position as an independent non-executive director of Baoshan Iron & Steel Co. Limited in China, Ms. Tsang has also served on the boards of three Standard Chartered Bank subsidiaries.

Robert J. Fisher and William S. Fisher are brothers. Information concerning our executive ofﬁcers who are not also directors is set forth in our Annual Report on Form 10-K for the ﬁscal year ended January 30, 2016.

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Director Independence

The Board of Directors has determined that the following directors are independent under the New York Stock Exchange (“NYSE”) rules and have no direct or indirect material relationships with the Company:

Domenico De Sole	Isabella D. Goren	Mayo A. Shattuck III
Robert J. Fisher	Bob L. Martin	Katherine Tsang
William S. Fisher	Jorge P. Montoya	Padmasree Warrior (not standing for reelection)

In particular, the Board has determined that none of these directors has relationships that would cause them not to be independent under the speciﬁc criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to Robert and William Fisher, the Board considered the following factors: (i) with the exception of Robert Fisher’s brief period of service during 2007 as Interim President and Chief Executive Ofﬁcer (“CEO”) of the Company during a CEO transition, neither Robert nor William Fisher has served as an ofﬁcer of the Company in over 15 years; (ii) Donald Fisher (a founder of the Company and their father) ceased being an executive ofﬁcer of the Company prior to his passing in September 2009; (iii) NYSE guidance indicates that ownership of even a signiﬁcant amount of stock does not preclude a ﬁnding of independence; and (iv) the lease agreements with Doris Fisher (a founder of the Company and their mother) for the display of her personal art collection (further described on page 7) provided beneﬁts to the Company, and no ﬁnancial beneﬁt to Robert or William Fisher. After consideration of these factors, the Board concluded that there is no material relationship between the Company and Robert and William Fisher that would impact their independence under NYSE rules.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for reporting concerns to the Board. Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance, Guidelines links).

Additional Corporate Governance Information

If you would like further information regarding our corporate governance practices, please visit the

Governance and Corporate Compliance sections of www.gapinc.com (follow the Investors link). Those sections include:

•
Our Corporate Governance Guidelines (available in print on request to our Corporate Secretary);

•
Our Code of Business Conduct (available in print on request to our Corporate Secretary);

•
Our Committee Charters;

•
Our Certiﬁcate of Incorporation;

•
Our Bylaws;

•
A method for interested parties to send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to board@gap.com; and

•
Methods for employees and others to report suspected violations of our Code of Business Conduct or accounting, internal accounting controls, or auditing concerns to our Global Integrity department by conﬁdential email to global_integrity@gap.com, through our Code

Hotline (866) GAP-CODE or online at speakup.gapinc.com. Callers from outside North America must dial their country’s AT&T Direct Access Code which can be found at

speakup.gapinc.com. Code Hotline calls are answered by a live operator from an outside company, and are free, conﬁdential and may be made anonymously. Accounting, auditing, and other signiﬁcant concerns are referred by the Global Integrity department to the Audit and Finance Committee.

Risk Oversight

Board Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks. Annually, the Company’s Internal Audit department performs a comprehensive enterprise risk assessment encompassing a number of signiﬁcant areas of risk, including strategic, operational, compliance, ﬁnancial, and reputational risks. The assessment process is designed to gather data regarding the most important risks that could impact the Company’s ability to achieve its objectives and execute its strategies. Primary assessment methods include interviews with key executives and Board members, review of critical Company strategies and initiatives, and monitoring of emerging industry trends and issues. The assessment is reviewed by the Company’s CEO, Chief Financial Ofﬁcer (“CFO”), and Chief Compliance Ofﬁcer and presented to the Board to facilitate discussion of high risk areas. It provides the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board oversight. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage the potential risks.

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While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit and Finance Committee focuses on ﬁnancial and compliance risks, and the Compensation and Management Development Committee sets employee incentives with the goal of encouraging an appropriate level of risk-taking, consistent with the Company’s business strategies.

Compensation Risk Assessment

On an annual basis, management conducts a comprehensive overall review of each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of speciﬁc factors that could potentially increase risk, including the speciﬁc factors that the SEC has identiﬁed as potentially triggering disclosure. The Company balanced these factors against a variety of mitigating factors. Examples of some of the mitigating factors are (i) compensation policies and practices are structured similarly across business units; (ii) the risk of declines in performance in our largest business units is well understood and managed; (iii) incentive compensation expense is not a signiﬁcant percentage of any signiﬁcant unit’s revenues; (iv) for executives, a signiﬁcant portion of variable pay is delivered through long-term incentives which carry vesting schedules over multiple years; (v) a mix of compensation vehicles and performance measures is used; (vi) stock ownership requirements for executives are in place; (vii) signiﬁcant incentive plans are capped at all levels; (viii) threshold levels of performance must be achieved for the bulk of variable pay opportunities; and (ix) a clawback policy with respect to ﬁnancial restatements is in place. Management’s assessment was also presented to the Company’s Chief Compliance Ofﬁcer and the Chair of the Board’s Compensation and Management Development Committee. As a result of management’s review, the Company determined that any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Communication with Directors

Interested parties can send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to: board@gap.com.

Code of Business Conduct

Our Code of Business Conduct is designed to promote a responsible and ethical work environment for all Gap Inc. employees and directors. The Code contains guidelines on conﬂicts of interest, legal compliance, Company information and assets, and political contributions and activities. Our Code of

Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance, Code of Business Conduct links).

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulﬁlling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conﬂicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive ofﬁcers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve transactions with the Company involving management and/or members of the Board of Directors that are not otherwise subject to the

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approval of the Compensation and Management Development Committee and would require disclosure under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance Program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) conﬁdential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

Certain Relationships and Related Transactions

Pursuant to the approval of the Audit and Finance Committee of the Board, Doris F. Fisher leased approximately 26,000 square feet of space in our One Harrison and Two Folsom, San Francisco headquarters locations under agreements, the last of which expired on January 31, 2016, primarily to display portions of her personal art collection. Mrs. Fisher is a co-founder of the Company, an Honorary Lifetime Member of the Board of Directors, and the mother of Robert J. Fisher and William S. Fisher. The lease agreements provided for base rent ranging from $30.00 to $42.35 per square foot per year over a 15-year term. Based on the Company’s headquarters space needs and Mrs. Fisher’s space needs, the Audit and Finance Committee reviewed and approved the terms of agreements to terminate the lease for a portion of the space in 2014. The remaining portion of the space (approximately 9,300 square feet) continued to be leased by Mrs. Fisher at a base rent of $42.35 per square foot on the same terms as originally agreed, expiring January 31, 2016. Rental income from this leased space for ﬁscal 2015 was approximately $420,000. We believe that these rental rates were at least competitive when the agreements were entered into. The agreements also provided us and our employees signiﬁcant beneﬁts, including use of the space on a regular basis for corporate functions at no charge.

During 2015, prior to the effective date of her appointment to the Company's Board of Directors, Ms. Gardner provided consulting services to the Company. The Company paid Ms. Gardner approximately $600,000 during 2015 for these services. The Company and Ms. Gardner terminated this consulting services arrangement as of November 1, 2015.

Board Leadership Structure and Succession

Our Amended and Restated Bylaws provide that our Chairman of the Board shall not be an ofﬁcer or employee of the Company. Robert Fisher, an independent director, has served as our Chairman of the Board since February 2015.

We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:

•
We have separated the positions of CEO and Chairman of the Board. We believe this provides the most appropriate leadership structure at this time. Our CEO is responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Chairman of the Board presides over Board meetings, including non-management and independent director sessions, and shareholder meetings.

•
Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Currently, all of our directors other than Mr. Peck and Ms. Gardner are independent.

•
Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall designate an independent director to serve as Lead Independent Director.

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•
At each regularly scheduled Board meeting, all non-management directors are typically scheduled to meet in an executive session without the presence of any management directors.

•
At least annually, the independent directors meet in executive session.

•
The charters for each of our standing committees of the Board (Audit and Finance, Compensation and Management Development, and Governance and Sustainability) require that all of the members of those committees be independent.

In ﬁscal 2015, Mr. De Sole turned 72 years old. While our Corporate Governance Guidelines would normally provide that he not stand for re-election at the next annual meeting, the Board exercised its discretion to nominate Mr. De Sole to serve, once elected, on the Board for one year for the following reasons: our CEO and Chairman of the Board assumed their roles in ﬁscal year 2015; other recent management succession changes; Mr. De Sole’s deep experience in the retail apparel and fashion industries; and Ms. Warrior is not standing for re-election at the next annual meeting given her additional responsibilities in her new position as a chief executive ofﬁcer.

The Board of Directors has three standing committees: the Governance and Sustainability Committee, the Audit and Finance Committee, and the Compensation and Management Development Committee, each described below.

Governance and Sustainability Committee

The Board’s Governance and Sustainability Committee is composed solely of independent directors, as deﬁned under NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the Company’s corporate governance matters, including the development of corporate governance guidelines, periodic evaluation of the Board, its committees and individual directors, identiﬁcation and selection of director nominees, oversight of the Company’s programs, policies and practices relating to social and environmental issues, impacts and strategies, and such other duties as directed by the Board of Directors.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

Nomination of Directors

The Governance and Sustainability Committee has the responsibility to identify, evaluate, and recommend qualiﬁed candidates to the Board. The Chairman, CEO, and at least two independent directors interview any qualiﬁed candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chairman, CEO, or chair of the Committee.

The Committee may also engage third-party independent consultants to identify potential director nominees based on identiﬁed criteria and a needs assessment. These consultants have also assisted the Committee in identifying a diverse pool of qualiﬁed candidates and in evaluating and pursuing individual candidates at the direction of the Committee.

The Committee will also consider director nominees recommended by shareholders. Our Bylaws provide that in order for a shareholder to propose director nominations at the meeting of shareholders in 2017, the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 16, 2017, and no earlier than January 17, 2017 (i.e., not less than 90 days nor more than 120 days prior to the ﬁrst anniversary of the date of our 2016 Annual Meeting). The notice must contain information required by our Bylaws about the identity and background of each

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nominee and the shareholder making the nomination, including interests in derivative securities or arrangements with persons holding derivative securities, relationships or arrangements between the nominee and the shareholder making the nomination, and information that would enable the Board to determine a nominee’s eligibility to serve as an independent director. The notice also must contain other information that must be disclosed in proxy solicitations for election of directors under the proxy rules of the SEC (including information regarding the director nominee’s experience, qualiﬁcations, attributes and/or skills), the nominee’s consent to the nomination and to serve if elected, and certain other information required by our Bylaws. If a shareholder fails to submit the notice by February 16, 2017, then the proposed nominee(s) of the shareholder will not be considered at our Annual Meeting in 2017 in accordance with our Bylaws. Notiﬁcations must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at www.gapinc.com (follow the Investors, Governance links) or to any shareholder on request by writing to our Corporate Secretary at the above address.

Qualiﬁcations and Diversity of Board Members

All director nominees must possess certain core competencies, some of which may include experience in retail, consumer products, international business/markets, real estate, store operations, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, ﬁnance or accounting, or experience as a CEO or CFO. In addition to having one or more of these core competencies, Board member nominees are identiﬁed and considered on the basis of knowledge, experience, integrity, leadership, reputation, background, qualiﬁcations, gender, race/ethnicity, personal characteristics, and ability to understand the Company’s business. The Board believes that this overall professional, personal, gender, and racial/ethnic diversity is important to the effectiveness of the Board’s oversight of the Company. Accordingly, diversity is a factor that is considered in the identiﬁcation and recommendation of potential director candidates. In this regard, of the ten nominees for director, three are female and two are ethnically diverse. In addition, all director nominees are pre-screened to ensure that each candidate has qualiﬁcations that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination. The Board believes that its criteria for selecting board nominees are effective in promoting overall diversity.

Evaluation of Directors

The Governance and Sustainability Committee is responsible for overseeing a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds, and are effective and productive. As part of the process, each member completes a survey that includes Board, committee, and individual assessments. In addition, members of senior management complete a similar survey to assess Board performance. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any individual and are kept conﬁdential to ensure honest and candid feedback is received. The Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. The Committee Chair also meets privately with individual Board members to provide feedback speciﬁc to each director received during the evaluation process. A director will not be nominated for reelection unless it is afﬁrmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

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Sustainability

The Governance and Sustainability Committee is also responsible for reviewing and evaluating Company programs, policies and practices relating to social and environmental issues, impacts and strategies to support the sustainable growth of the Company’s businesses. The Committee regularly discusses social and environmental issues at its meetings, and oversees the Company’s development of industry-leading programs and initiatives. For more information regarding our commitment to sustainability, please see our website and most recent Sustainability Report available at www.gapinc.com (follow the Sustainability link).

Audit and Finance Committee

The Board’s Audit and Finance Committee is composed solely of independent directors, as deﬁned under SEC and NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the integrity of our ﬁnancial statements, compliance with legal and regulatory requirements, the registered public accounting ﬁrm’s qualiﬁcations, independence and performance, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, ﬁnance matters, and such other duties as directed by the Board of Directors. In addition, the Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting ﬁrm.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

Audit Committee Financial Expert

Our Board of Directors has determined that the Audit and Finance Committee has two members who are “audit committee ﬁnancial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Mr. Shattuck and Ms. Goren, both of whom are independent directors as determined under applicable NYSE listing standards.

Compensation and Management Development Committee

The Board’s Compensation and Management Development Committee is composed solely of independent directors, as deﬁned under SEC and NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to executive ofﬁcer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board of Directors. The

Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

The Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive ofﬁcers. Our CEO evaluates each executive ofﬁcer and discusses with the Committee his assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his own compensation. The Committee also oversees senior management development, retention, and succession plans. The Committee approves grants of stock units to employees at the Vice President or above level, and has delegated authority, within deﬁned parameters, to the CEO or Committee Chair to approve grants of stock units to employees below the Vice President level (see “Long-Term Incentives” beginning on page 26 for more details). The Committee has also delegated authority, within deﬁned parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee beneﬁt plans.

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The Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on the compensation program structure and speciﬁc individual compensation arrangements (see the “Role of the CEO and Compensation Consultant” section on page 32 for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s ﬁrm provides other services to the Company, (b) the fees received by the advisor’s ﬁrm from the Company as a percentage of the ﬁrm’s overall revenue, (c) the policies and procedures of the advisor’s ﬁrm designed to prevent conﬂicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s ﬁrm with an executive ofﬁcer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identiﬁed no conﬂicts of interest and conﬁrmed the independence of Frederic W. Cook & Co.

Compensation Committee Interlocks and Insider Participation

During ﬁscal 2015, Mr. De Sole, Mr. Martin, Ms. Tsang, and Ms. Warrior (who is not standing for reelection) served on the Compensation and Management Development Committee of the Board of Directors. During ﬁscal 2015, none of our executive ofﬁcers served on the board of directors of any company where one of that company’s executive ofﬁcers served as one of our directors.

Board Meetings

The Board met eight times during ﬁscal 2015. The following table lists the current members of each of the committees and the number of committee meetings held during ﬁscal 2015:

Name	Audit & Finance	Compensation & Management Development	Governance & Sustainability
Domenico De Sole		X
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner
Isabella D. Goren	X
Bob L. Martin		Chair	X
Jorge P. Montoya	X
Arthur Peck
Mayo A. Shattuck III	Chair		X
Katherine Tsang		X
Padmasree Warrior (not standing for reelection)		X
Number of Meetings	8	7	5

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Each director nominee attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, individual Board members often work together and with management outside of formal meetings.

The non-management directors are typically scheduled to meet without the presence of management during each regularly scheduled Board meeting. Our Chairman, Robert Fisher, is responsible for organizing, managing and presiding over the non-management and director sessions of the Board, and reporting on outcomes of the sessions to the CEO, as appropriate.

Attendance of Directors at Annual Meetings of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chairman and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. Nine directors attended our 2015 Annual Meeting in person.

Stock Ownership Guidelines for Directors

We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board of Directors, hold stock (which includes deferred stock units) of the Company worth at least ﬁve times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements for executives, described on page 30. Our insider trading policy, which is applicable to directors, prohibits speculation in the Company’s stock, including short sales, hedging or publicly-traded option transactions, and holding the Company’s stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.

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COMPENSATION OF DIRECTORS

Retainer and Meeting Fees

The table below shows the annual retainer, attendance fees, and committee chair retainer we paid to our non-employee directors in ﬁscal 2015, as well as the amounts payable for ﬁscal 2016:

Fiscal Year 2015 and 2016 Director Cash Compensation
	2015	2016
Annual Retainer	$75,000	$75,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	20,000	20,000
Compensation and Management Development Committee	20,000	20,000
Governance and Sustainability Committee	15,000	15,000
Additional Annual Retainer for Chairman of the Board	200,000	200,000
Fee per Board Meeting (1)	—	—
Fee per regularly scheduled Committee Meeting	2,000	2,000

Footnote
(1)

This amount does not include a fee of $2,000 that is paid to non-employee directors who reside primarily outside of North America for attendance at each Board and/or committee meeting requiring travel to the United States.

Employee directors are not eligible for the annual retainer or attendance fees, and are not eligible to serve on committees.

Equity Compensation

Non-employee directors receive the following under our 2011 Long-Term Incentive Plan:

•
Each new non-employee director automatically receives stock units with an initial value of $140,000 based on the then-current fair market value of the Company’s common stock; and

•
Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $140,000 at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders’ meeting will receive their ﬁrst annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the ﬁrst annual stock unit grant.

The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders’ meeting, as well as the initial grant made to any non-employee director who is ﬁrst elected to the Board at the Company’s annual shareholders’ meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders’ meeting takes place after June 30, then the related stock unit grants will be granted on the ﬁrst business day following that meeting. All initial stock units to new non-employee directors who are appointed other than at the annual shareholders’ meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

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Expense Reimbursement and Other Beneﬁts

We also pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to ofﬁce space and administrative support for Company business from time to time.

Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to the Gap Inc. corporate employee merchandise discount policy.

We established The Gap, Inc. Deferred Compensation Plan (“DCP”) whereby highly compensated employees, including executive ofﬁcers, and non-employee directors may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis, and allows non-employee directors to defer their retainers and meeting fees. The deferred amounts are indexed to reﬂect the performance of the participant’s choice of approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.

Directors are eligible to participate in our Gift Match Program available to all employees, under which we match contributions to eligible nonproﬁt organizations, up to certain annual limits. In ﬁscal 2015, Art Peck, our CEO, had an annual matching limit of $100,000. The annual limit for non-employee directors was $15,000 under the Gift Match Program.

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Director Compensation Summary

The following table sets forth certain information regarding the compensation of our directors in ﬁscal 2015, which ended January 30, 2016.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualiﬁed Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Domenico De Sole	83,000	139,969	0	0	0	222,969
Robert J. Fisher	298,000	139,969	0	0	15,000	452,969
William S. Fisher	75,000	139,969	0	0	15,000	229,969
Tracy Gardner	18,750	139,994	0	0	0	158,744
Isabella D. Goren	91,000	139,969	0	0	14,519	245,488
Bob L. Martin	115,000	139,969	0	0	0	254,969
Jorge P. Montoya	101,000	139,969	0	0	12,500	253,469
Mayo A. Shattuck III	119,000	139,969	0	0	15,000	273,969
Katherine Tsang	97,000	139,969	0	0	0	236,969
Padmasree Warrior	81,000	139,969	0	0	0	220,969

Footnotes
(1)

Mr. Peck was compensated as our CEO and received no additional compensation as a director. Mr. Peck’s compensation is reported in the Summary Compensation Table and related executive compensation tables, beginning on page 35.

(2)

This column reﬂects the aggregate grant date fair value for awards of stock during ﬁscal 2015, computed in accordance with FASB ASC 718. All stock awards reported in this column were granted in ﬁscal 2015. The following directors had outstanding stock awards as of ﬁscal 2015 year-end: Mr. De Sole (10,389), Mr. Robert Fisher (10,389), Mr. William Fisher (10,389), Ms. Gardner (5,257), Ms. Goren (10,389), Mr. Martin (10,389), Mr. Montoya (10,389), Mr. Shattuck (14,957), Ms. Tsang (10,389), and Ms. Warrior (9,661). For the period during which the payment of these units is deferred (see page 13), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 21, 2016 for the relevant assumptions used to determine the valuation of our stock awards.

(3)	No stock options were granted to our directors in ﬁscal 2015. None of our directors had outstanding option awards as of ﬁscal 2015 year-end.
(4)	Amounts in this column include any Company matching contributions under the Company’s Gift Match Program (see “Expense Reimbursement and Other Beneﬁts,” on page 14).

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PROPOSAL NO. 2 — Ratiﬁcation of Selection of
Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting ﬁrm for the ﬁscal year ending January 28, 2017. Deloitte & Touche LLP (or its predecessor ﬁrm) has been retained as our independent registered public accounting ﬁrm since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing ﬁrm at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the Annual Meeting.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the ﬁscal years ended January 30, 2016 and January 31, 2015 provided by our principal accounting ﬁrm, Deloitte & Touche LLP, the member ﬁrms of Deloitte Touche Tohmatsu Limited, and their respective afﬁliates (collectively “Deloitte & Touche”).

Fiscal Year 2015 and 2014 Accounting Fees
Fees (see notes below)	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$4,792,223	$4,873,960
Audit-Related Fees	233,401	256,222
Tax Fees	106,617	86,595
All Other Fees	4,500	4,782
Total	$5,136,741	$5,221,559

“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual ﬁnancial statements and internal controls over ﬁnancial reporting, the review of our interim condensed consolidated ﬁnancial statements included in quarterly reports, and the audits in connection with statutory and regulatory ﬁlings or engagements.

“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audit of our employee beneﬁt plans, audit procedures required by store leases and capital veriﬁcation reports.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of fees for products and services other than the services reported above.

The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent registered public accounting ﬁrm on an annual basis, and has a policy to pre-approve all services performed by the ﬁrm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting.

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Rotation

The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent registered public accounting ﬁrm. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting ﬁrm is in the best interests of the Company and our shareholders.

Report of the Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the integrity of our ﬁnancial statements, compliance with legal and regulatory requirements, the independent registered public accounting ﬁrm qualiﬁcations, independence and performance, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, ﬁnance matters, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (available at www.gapinc.com, follow the Investors, Governance, Board of Directors, Board Committees links) adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited ﬁnancial statements of the Company for the ﬁscal year ended January 30, 2016 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche, the Company’s independent registered public accounting ﬁrm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

The Committee also has received the communications, including written disclosures and the letter from Deloitte & Touche, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche with that ﬁrm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited ﬁnancial statements be included in the Company’s Annual Report on Form 10-K for the ﬁscal year ended January 30, 2016 for ﬁling with the Securities and Exchange Commission.

Mayo A. Shattuck III (Chair)
Isabella D. Goren
Jorge P. Montoya

Notwithstanding anything to the contrary in any of the Company’s previous or future ﬁlings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future ﬁlings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such ﬁling.

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PROPOSAL NO. 3 — Advisory Vote on the Overall Compensation of
The Gap, Inc.’s Named Executive Ofﬁcers

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing shareholders with an advisory (non-binding) vote on the overall compensation of our named executive ofﬁcers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2016 Annual Meeting:

“RESOLVED, that the shareholders of The Gap, Inc. (the ”Company“) approve, on an advisory basis, the overall compensation of the Company’s named executive ofﬁcers, as described in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in the Proxy Statement for this Annual Meeting.”

The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions to the extent they can determine the cause or causes of any signiﬁcant positive or negative voting results.

As described in detail under the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance. Reﬂecting this commitment, due to the fact that the Company did not meet its performance objectives in 2015, certain compensation components to our named executive ofﬁcers paid out below established targets, as further described on page 20 of the following Compensation Discussion and Analysis. Overall, we believe our executive compensation program meets each of our compensation objectives.

We were pleased to have received over 99% of all votes cast in support of the overall compensation of our executives at our 2015 Annual Meeting of Shareholders. The Compensation and Management Development Committee continued to apply the same philosophy and protocol it used in prior years to determine ﬁscal 2015 compensation. In addition, as described on page 22, we have several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive ofﬁcers (“Executives”). The Compensation and Management Development Committee of our Board of Directors (the “Committee”) oversees these programs and determines compensation for our Executives.

Introduction

In this Compensation Discussion and Analysis, we discuss the following:

• Executive Summary	page 19
• Compensation Objectives	page 21
• Elements of Compensation	page 23
• Promotions and Retention	page 30
• Compensation Analysis Framework	page 31

Executive Summary

Fiscal 2015 was a year of leadership transition. Fiscal 2015 at a glance:

Management Succession – New Leadership for the Future

After seven years of service as CEO, Glenn Murphy was succeeded at the beginning of ﬁscal 2015 by long-time executive Arthur Peck. In connection with this CEO transition, we established a new leadership team and the next generation of brand leaders by making several internal promotions. Jeff Kirwan and Andi Owen, both long-time employees of the Company, were each promoted to the position of Global President for Gap and Banana Republic, respectively. In October 2015, Stefan Larsson stepped down as Global President of Old Navy and Jill Stanton, EVP of Global Product at Old Navy, was selected to lead the division on an interim basis. In light of these leadership changes, we took certain actions to promote retention as described on page 30.

Executives

•
Arthur Peck, Chief Executive Ofﬁcer

•
Sabrina Simmons, Executive Vice President & Chief Financial Ofﬁcer

•
Jeff Kirwan, Global President, Gap

•
Stefan Larsson, Global President, Old Navy (until October 2015)

•
Andi Owen, Global President, Banana Republic

•
Sonia Syngal, Executive Vice President, Global Supply Chain & Product Operations

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Financial Performance & CEO Pay

Fiscal 2015 was a challenging year for much of the retail industry. Notwithstanding strong foreign exchange headwinds, we continued our investment in digital capabilities, continued right-sizing the Gap-brand store ﬂeet and expanded globally in key markets.

The charts below show the directional relationship between Company performance, based on Net Sales and Diluted EPS, and our CEO’s year-over-year compensation (Mr. Murphy (2013 & 2014) and Mr. Peck (2015)).

Pay for Performance

In ﬁscal 2015, we did not meet the performance targets in our incentive compensation plans, so our CEO did not receive a bonus and our other Executives received bonuses that were signiﬁcantly below target, except for Mr. Larsson who left the Company and was not eligible to receive a bonus. Stock options granted to our Executives during the year have an exercise price well above the closing stock price at the end of the ﬁscal year, which means our stock price must increase signiﬁcantly for our Executives to realize any value from these awards. Our Long-Term Growth Program (“LGP”) awards with a 2013-2015 performance period paid out below target. Similarly for our 2015 LGP awards, even if target is achieved in future periods, the actual awards earned will be below target based on our ﬁscal 2015 performance.

Say On Pay – 99% Approval

At the 2015 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program. Other than aligning the compensation structure for our new CEO with our other Executives, we have made no material changes.

Change in CEO Pay - Total Reported Compensation Fiscal 2014 (Mr. Murphy): $16,064,312, of which 89% was performance based. Fiscal 2015 (Mr. Peck): $6,140,798, of which 78% was performance based.

Listening to Our Shareholders

Our experienced Committee is comprised solely of independent directors and has established effective means for communicating with shareholders, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at our Annual Meeting.

The Committee is very interested in the ideas and concerns of our shareholders regarding executive compensation. An advisory vote regarding executive compensation was presented to our shareholders at last year’s Annual Meeting and approved by over 99% of shareholder votes, consistent with prior advisory votes by our shareholders regarding executive compensation.

CEO Compensation Summary

In connection with the appointment of Mr. Peck as our CEO, effective February 1, 2015, we established a compensation package that is structurally similar to that of our other Executives. The package is intended to reward him for sustained improvement of the Company’s ﬁnancial performance and returns to shareholders while helping to promote alignment of interests across the executive team. The Committee used the same factors outlined under “Compensation Analysis Framework” below, as well as its judgment, to determine the structure and value of the package. Over 50% of the target long-term incentive compensation is in the form of performance shares and most of the total compensation opportunity requires achievement of performance goals or share price appreciation. Mr. Peck receives essentially the same

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beneﬁts and limited perquisites provided to our other Executives. The Committee received advice from its independent compensation consultant on the compensation structure, which is described more fully below:

•
Base salary was set at $1,300,000.

•
Annual bonus target was set at 175% of base salary and based 100% on ﬁnancial performance. In ﬁscal year 2015, because our ﬁnancial performance was well below our expectations, no bonus was earned.

•
We granted multi-year performance shares to Mr. Peck under the LGP. For LGP shares granted in 2013 to Mr. Peck prior to his appointment as CEO, and based on ﬁnancial performance during ﬁscal years 2013 – 2015, 14,159 shares, or 38% of the target amount, were earned.

•
We granted stock options, with an exercise price of $41.19, to Mr. Peck covering 300,000 shares, which will vest over a four-year period subject to continued service. Our stock price must increase signiﬁcantly for the stock options to create any value for the CEO.

The chart below shows the proportion of each component of our CEO’s ﬁscal 2015 compensation, as reported in the Summary Compensation Table on page 35, the majority of which is weighted toward incentive compensation tied to our ﬁnancial performance and the long-term return realized by shareholders.

Fiscal 2015
CEO Compensation

1%
21%
0%
78%
Salary (21%)
Annual Bonus (0%)
Long-Term Incentives (78%)
All Other Compensation (1%)

Compensation Objectives

Our compensation program is intended to align total compensation for executives with the short- and long-term performance of the Company and to enable us to attract and retain executive talent. Speciﬁcally, the program is designed to:

•
Support a performance-oriented culture;

•
Support our business strategy by motivating and rewarding achievement of annual short- and long-term objectives, as well as individual contributions;

•
Attract and retain executive talent;

•
Link executive rewards to shareholder returns; and

•
Promote a culture of executive stock ownership.

Our program rewards executives for the achievement of corporate and divisional ﬁnancial and non-ﬁnancial objectives, for their individual contributions to these results, and for optimizing long-term returns to shareholders. The majority of each executive’s total compensation opportunity is weighted toward incentive compensation tied to the ﬁnancial performance of the Company and the long-term return realized by shareholders. When we do not achieve targeted performance levels and/or our stock price does not appreciate, compensation that can be realized by our executives is substantially reduced. When we exceed

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targeted performance levels and/or our stock price appreciates, compensation that can be realized by our executives is substantially increased. We believe that this is the most effective means of aligning executive incentives with our shareholders’ interests.

Overall, we believe our executive compensation program met each of our compensation objectives and continues to demonstrate our strong commitment to pay for performance. The table below highlights key compensation practices – both the practices we believe support strong governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

Compensation Governance

What we do	What we don’t do

✓ Pay for Performance
We tie pay to performance. Our compensation programs are heavily weighted toward performance with limited perquisites, and competitive severance beneﬁts.

✓ Tally Sheets
We review tally sheets, which are intended to summarize key elements of total compensation and potential wealth accumulation, for our Executives prior to making annual compensation decisions.

✓ Recoupment Policy
We have an incentive compensation recoupment (“clawback”) policy covering our Executives.

✓ Culture of Ownership
We have executive stock ownership requirements which we review on a regular basis and revise as needed.

✓ No Hedging
We prohibit Executives from engaging in any hedging or publicly-traded derivative transactions in Company stock.

✓ No Pledging
We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

✓ Independent Compensation Consultant
The Committee utilizes an independent compensation consulting ﬁrm, Frederic W. Cook & Co., Inc. The ﬁrm does not provide any other services to the Company.

X No Long-Term Employment Agreements with Guarantees
We have no employment contracts of deﬁned length with our Executives and no multi-year guarantees for base salary increases, bonuses or equity compensation.

X No Golden Parachute Tax Gross-Ups
None of our Executives are entitled to tax gross-up payments other than on relocation and international assignment related payments or services that are business-related and also generally available to other employees.

X No Repricing
We have not repriced stock options nor are we able to do so without shareholder approval.

X No SERP
We have no supplemental executive retirement plan (“SERP”).

X No Change in Control Arrangements
We have no severance arrangements speciﬁc to a change in control.

X No Material Compensation Risk
We have no incentive compensation arrangements for Executives that create potential material risk for the Company, based on a risk assessment conducted by the Company.

X No Dividends on Unearned Performance Awards
We do not pay dividends on unearned performance awards.

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Elements of Compensation

The main components of our executive compensation program are:

•
Base salary;

•
Annual cash incentive bonus; and

•
Long-term incentives.

We have chosen these elements because we believe each supports achievement of one or more of our compensation objectives, and that together they have been and will continue to be effective in this regard. We also provide our Executives with beneﬁts and limited perquisites that are available to a broader group of employees or that are intended to maximize productivity.

The use and weight of each compensation element is based on the judgment of the Committee regarding the importance of each compensation objective in supporting our business and talent strategies, as well as the structure of these elements for executives at other companies. Base salary, beneﬁts and perquisites represent less than half of each Executive’s potential compensation at target performance levels, to emphasize the importance of performance-based compensation.

Base Salary

Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework.” In addition, the Committee considers the impact of base salary changes on other compensation components where applicable. The Committee reviews base salaries for Executives in the ﬁrst ﬁscal quarter, and as needed in connection with promotions or other changes in responsibilities. The table below summarizes base salaries during ﬁscal 2015, and changes that occurred during the year.

Name	Base Salary on 1/31/2015	Base Salary on 1/30/2016	Comments
Arthur Peck	$950,000	$1,300,000	Mr. Peck’s salary was increased when he was appointed as CEO on February 1, 2015. Mr. Murphy’s salary on January 31, 2015 was $1,500,000.
Sabrina Simmons	$825,000	$875,000	Salary was increased in March 2015 as part of the annual review in light of expanded responsibilities and to position Ms. Simmons appropriately relative to other executives.
Jeff Kirwan	$850,000	$850,000
Andi Owen	$850,000	$850,000
Sonia Syngal	$600,000	$750,000	Salary was increased in February 2015 in light of expanded responsibilities.
Former Executive
Stefan Larsson	$1,000,000	N/A	Mr. Larsson ceased to be an Executive in October 2015.

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Annual Incentive Bonus

Fiscal 2015 Annual Bonus

We have an annual cash incentive bonus program for Executives to motivate and reward achievement of ﬁnancial and individual objectives and to provide a competitive total compensation opportunity. Mr. Peck’s annual incentive bonus was based exclusively on earnings and net sales performance (weighted 75% and 25%, respectively) given his role as CEO and direct accountability for operating results. For Executives other than Mr. Peck, the annual incentive bonus was based on two components:

1.

75% of their total opportunity was based on the ﬁnancial performance of the Company or a division of the Company (of this, 75% was based on earnings, given the importance of accountability for operating results, and 25% on net sales, to drive top-line focus).

2.	25% of their total opportunity was based on subjective individual and organization objectives, to recognize results outside of the earnings and net sales goals.

In setting the ﬁscal 2015 annual bonus structure, the Committee considered our business priorities and the factors described below under “Compensation Analysis Framework.” The table below describes the target annual bonus and potential payout range for each Executive.

Name	Target Percentage of Base Salary	Potential Payout Range as a Percentage of Target
Arthur Peck	175%	0 – 200%
Sabrina Simmons	100%	0 – 200%
Jeff Kirwan	100%	0 – 200%
Andi Owen	100%	0 – 200%
Sonia Syngal	80%	0 – 200%
Former Executive
Stefan Larsson	100%	0 – 200%

Financial Performance Component

Bonus payments based on ﬁnancial performance are generally made under the Executive Management Incentive Compensation Award Plan (“Executive MICAP”). The Committee approves threshold, target and maximum performance goals at the beginning of each performance period. Bonuses are paid under the ﬁnancial performance component only if threshold goals are exceeded. Actual bonuses are generally paid in March of each year.

Bonuses for ﬁscal 2015 ﬁnancial performance were based on earnings (weighted 75%) and net sales (weighted 25%) goals. Earnings and net sales were used to measure both Company and division performance, in both cases subject to potential adjustment for certain items such as extraordinary and non-recurring items. The earnings measure was selected for ﬁscal 2015 and weighted more heavily because the Committee believed that earnings should continue to be a focus of Executives and is a good measure of actual operating performance within their control and accountability. The net sales measure is intended to

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drive top-line focus and to promote continued focus on growing market share. Measuring both earnings and net sales diversiﬁes performance metrics, and we believe it provides an appropriate balance between cost management and top line performance.

The following table shows ﬁscal 2015 earnings and net sales goals expressed as a percentage of ﬁscal 2014 actual results. Goals for ﬁscal 2015 were set at levels that required improvement from 2014 results for Executives to earn target payouts given our expected performance at the time goals were established. Goals were also set at a level intended to provide a meaningful incentive to Executives to improve performance. Also shown are the actual weighted percentages achieved expressed as a percentage of ﬁscal 2014 actual results after adjustments to exclude charges related to strategic actions and the impact of west coast port delays. These adjustments did not impact bonus payouts. No other adjustments to the results were made other than neutralization of foreign exchange rate ﬂuctuations. Mr. Larsson, who left the Company in October 2015, was not eligible to receive a payout and has been excluded from the table below.

		2015 Earnings / Net Sales Goals as a Percentage of Fiscal 2014 Actual Earnings / Net Sales			Actual Fiscal 2015 Percentage Achieved After Adjustments
Name	Company / Division	Threshold	Target	Maximum	Earnings	Net Sales
Arthur Peck	Gap Inc.	91% / 103%	107% / 106%	111% / 106%	85%	100%
Sabrina Simmons	Gap Inc.	91% / 103%	107% / 106%	111% / 106%	85%	100%
Jeff Kirwan	Gap Global	97% / 104%	114% / 106%	120% / 107%	70%	99%
Andi Owen	Banana Republic Global	98% / 103%	109% / 107%	114% / 107%	73%	94%
Sonia Syngal	Gap Inc.	91% / 103%	107% / 106%	111% / 106%	85%	100%

Individual Objectives Component

Executives other than the CEO were eligible to receive bonuses based on individual performance and organization objectives. At the beginning of the year, 26 objectives were established for Gap Inc. with shared accountability by Executives. These objectives consisted of initiatives centered on three key themes: (i) product, which included objectives on product design, production and distribution; (ii) customer experience, which included objectives for store digital enablement, mobile advancements and future store design; and (iii) talent, which included objectives on talent retention, leadership assessment and development, and recruiting.

For Executives other than Mr. Peck, the extent to which these objectives were met, partially met, or exceeded was assessed qualitatively by Mr. Peck after the end of the ﬁscal year. In this regard, while certain of the objectives had quantitative components, there was no formulaic link between the extent to which a particular objective was satisﬁed and the ultimate payout that an Executive received. The CEO also had the discretion to consider some goals more heavily than others. In addition, in judging each Executive’s individual performance, the CEO took into account any additional initiatives and challenges that the Executive faced over the course of the year, as well as earnings performance, in determining a recommended payout. Payout amounts were then recommended to the Committee for consideration and approval.

Actual Bonuses

For ﬁscal 2015, performance against target earnings and net sales goals applicable to each Executive was well below targeted levels. The following table describes the calculation of the actual bonus for ﬁscal 2015 for each eligible Executive. Mr. Larsson, who left the Company in October 2015, was not eligible to receive a payout and has been excluded from the table below.

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Name	Base Salary	x	Target Percentage of Base Salary	x	(	Actual Percentage Achieved: Financial Performance Component (1)	x	Weight	+	Actual Percentage Achieved: Individual Objectives Component (1)	x	Weight )	=	Actual Bonus
Art Peck	$1,300,000	x	175%	x		(0%	x	100%	+	N/A	x	N/A )	=	$0
Sabrina Simmons	$868,269	x	100%	x		(0%	x	75%	+	60%	x	25% )	=	$130,241
Jeff Kirwan	$850,000	x	100%	x		(0%	x	75%	+	60%	x	25% )	=	$127,500
Andi Owen	$850,000	x	100%	x		(0%	x	75%	+	50%	x	25% )	=	$106,250
Sonia Syngal	$750,000	x	80%	x		(0%	x	75%	+	60%	x	25% )	=	$90,000

Footnotes
(1)	Actual percentages achieved are rounded for presentation.

Long-Term Incentives

Stock-based long-term incentives align executive compensation and shareholder returns by linking a signiﬁcant portion of total compensation to the performance of our stock. Unlike some of the members of our peer group, we do not have a pension plan, and we rely on long-term incentives to provide a substantial percentage of each Executive’s potential retirement savings. Long-term incentives have typically consisted of stock options, stock units or performance shares. It has been our practice to grant long-term incentives to Executives on an annual basis usually in the ﬁrst quarter of each ﬁscal year. This timing was selected because it follows the release of our annual ﬁnancial results and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired Executives and periodically in connection with promotions or for special recognition and retention. Grants are typically approved by the Committee at a meeting and are effective on the meeting date or, if approved by unanimous written consent, the date of the last signature on the consent. However, the effective date for new hires is no earlier than the ﬁrst day of employment. Stock-based awards are granted under our 2011 Long-Term Incentive Plan (the “2011 Plan”), which was approved by our shareholders. On February 23, 2016, the Plan was amended, restated, and renamed the 2016 Long-Term Incentive Plan (the “Plan”), subject to shareholder approval at the Annual Meeting. A description of the Plan is located on page 49 of this Proxy Statement.

In determining the long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of each individual’s accumulated vested and unvested awards, the current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense.

Stock Options

We believe stock options focus Executives on managing the Company from the long-term perspective of an owner. Stock options provide value to the recipient only if the price of our stock increases. Because of this inherent linkage to increased shareholder returns, we believe stock options are an important component of executive long-term incentive compensation. However, we believe that this component as a percentage of total long-term incentive grant value should typically be weighted at less than 50% to balance performance focus and mitigate potential compensation-related risk, so that the majority of long-term incentive value at grant is placed on full-value awards including those subject to achievement of performance goals. Award amounts were differentiated based on the Executive’s role in the organization and competitive practice. All stock options granted to employees during ﬁscal 2015 had an exercise price equal to the closing price of our stock on the date of grant. The stock option grants received by our Executives are described in more detail in the Grants of Plan-Based Awards on page 39.

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Stock options typically vest based on continued service at a rate of 25% annually beginning one year from the grant date, which we have determined helps meet our retention objectives. We have also used other vesting schedules to align with timing of compensation being forfeited at a prior employer for new hires or to align with critical retention periods. Stock options are typically granted for a maximum term of ten years and vested options are exercisable for three months following employment termination. Vesting is generally accelerated upon death or retirement if the stock options are held for at least one year.

Stock Units and Performance Shares

A portion of long-term incentives is delivered in units representing full-value shares of our stock to drive performance, promote retention and foster a long-term ownership perspective. Unlike stock options, full-value share awards, in combination with stock ownership requirements, subject Executives to the same downside risk experienced by shareholders but still encourage retention if our stock price does not appreciate, and help to focus Executives on sustaining the value of the Company. In general, we believe the grant or vesting of a signiﬁcant percentage of full-value shares for Executives should be based on performance against annual or long-term objectives unless they are made to offset compensation from prior employment in the case of new hires. However, to balance our performance, retention, and ownership objectives, in the past we have granted stock units or other full-value shares that vest only for continued service with the Company, and we may do so in the future. The stock unit grants received by our Executives are described in more detail in the Grants of Plan-Based Awards on page 39.

Stock units that are granted to Executives other than the CEO have in most cases been scheduled to vest over three years, but the schedule may differ based on critical retention or performance periods, or the vesting of compensation being forfeited at a prior employer for new hires. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death or retirement if the awards are held for at least one year and any performance conditions have been previously satisﬁed. Additional circumstances under which vesting on long-term incentives may be accelerated is described on pages 45-47 of this Proxy Statement.

LGP (Long-Term Growth Program)

Executives are eligible to participate in the LGP, which is intended to promote sustained improvement in ﬁnancial performance and long-term value creation for shareholders, while taking into account the inherent difﬁculty in setting long-term performance goals in the volatile retail industry. Mr. Kirwan and Ms. Owen were appointed as Global Presidents and each received their ﬁrst LGP grant in ﬁscal 2015. Mr. Peck’s LGP target was increased to 450% of base salary in connection with his appointment as CEO, a level which in the Committee’s judgment positioned him appropriately internally and relative to the peer group. The key features of the program are described below:

•
Each Executive is eligible to receive an annual performance share award. Performance shares give the Executive the right to receive a number of shares of our stock based on achievement against performance goals during a speciﬁed three-year performance period. Actual shares paid out, if any, will vary based on achievement of the performance goals.

•
The number of actual shares paid after the end of three years is based on two performance metrics: (i) average attainment of separate annual earnings goals that are established each year over three years, measured at the division level for Division Presidents and the corporate level for those with Company-wide responsibilities, and (ii) attainment of a cumulative Company earnings goal set at the beginning of the same three-year period. The potential payout range as a percentage of the target award based on average annual earnings attainment is 0% to 250%. The award is modiﬁed up or down by up to 20% (for a maximum opportunity of 300% of target) based on the level of attainment of the cumulative Company earnings goal.

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•
If earned, 50% of the award is payable at the end of the three-year performance period, and the remaining 50% is subject to a one-year vesting schedule based on continued service with the Company.

The table below describes the potential payout range as a percentage of the target award for the ﬁscal 2015-2017 performance period. The target number of shares was determined using our closing stock price on the date of grant and a percentage of base salary. The performance share grants represent only an opportunity to earn actual shares of our stock based on achievement of performance goals over three years. The associated amount listed in the Summary Compensation Table under Stock Awards is the grant date fair value for accounting purposes, which is the required disclosure under SEC rules, not necessarily the compensation that will be actually realized by each Executive. The same threshold, target, and maximum earnings goals described above under “Fiscal 2015 Annual Bonus” applied to the 2015 performance year under the LGP. We use earnings for both annual cash awards and performance-based long-term incentives because we believe that it is the best metric to drive shareholder value. The use of annual goals over a three-year period maintains our ability to set realistic goals while creating focus on results over a longer time horizon and a strong linkage to overall long-term Company results. All payments are made in shares at vesting and dividends are not paid or accrued on unvested shares. Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under any outstanding LGP awards.

Fiscal 2015 Award Potential Payout
Name	Percentage of Base Salary	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Arthur Peck	450%	141,749	0 – 300%
Sabrina Simmons	150%	31,802	0 – 300%
Jeff Kirwan	150%	30,894	0 – 300%
Andi Owen	150%	30,894	0 – 300%
Sonia Syngal	100%	18,173	0 – 300%
Former Executive
Stefan Larsson	150%	36,346	0 – 300%

The following table describes the actual achievement levels and actual shares for the LGP awards for the completed ﬁscal 2013-2015 performance period for each eligible Executive.

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Fiscal 2013 Award Achievement
Name	Target Shares	Year 1, Year 2, & Year 3 (2013-2015) Actual Percentage Achieved (1)			Three Year Average	Actual Cumulative Company Earnings Goal Modiﬁer	Actual Percentage Achieved (2)	Actual Shares (2)
Arthur Peck	37,037	84%	59%	0%	48%	-20%	38%	14,159
Sabrina Simmons	33,950	163%	64%	0%	76%	-20%	61%	20,596
Sonia Syngal	3,224	163%	64%	0%	76%	-20%	61%	1,955

Footnotes
(1)

In 2013, the Committee used discretion to reduce the payouts to a level equal to what would have been achieved if certain adjustments at the Gap Inc. level for foreign exchange ﬂuctuations had not been included. If the Committee’s discretion had not been applied, the actual percentage achieved for 2013 would have been 234% for Ms. Simmons and Ms. Syngal.

(2)

Actual percentage achieved is rounded for presentation and is the three-year average increased by the cumulative Company earnings goal modiﬁer. Actual shares is the product of the target shares and the actual percentage achieved.

The table below describes, for each eligible Executive, the actual percentage achievement levels for the completed ﬁscal years under the LGP awards for the ﬁscal 2014-2016 and ﬁscal 2015-2017 performance periods. Final achievement and actual shares for the outstanding ﬁscal 2014-2016 and ﬁscal 2015-2017 performance periods are still subject to the remaining performance periods and the cumulative Company earnings goal over the same three-year performance period.

	Fiscal 2014 Award Achievement			Fiscal 2015 Award Achievement
		Year 1 (2014)	Year 2 (2015)		Year 1 (2015)
Name	Target Shares	Actual Percentage Achieved	Actual Percentage Achieved	Target Shares	Actual Percentage Achieved
Arthur Peck	33,767	59%	0%	141,749	0%
Sabrina Simmons	29,324	64%	0%	31,802	0%
Jeff Kirwan	N/A	N/A	N/A	30,894	0%
Andi Owen	N/A	N/A	N/A	30,894	0%
Sonia Syngal	14,218	64%	0%	18,173	0%

Beneﬁts and Perquisites

Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. Although not a signiﬁcant part of total compensation, we also provide limited additional beneﬁts and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and beneﬁts include: ﬁnancial planning services or an allowance, as Executives typically have more complex ﬁnancial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help meet retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees.

Various agreements, as described in more detail beginning on page 45, provide for severance beneﬁts in the event of a termination of employment. These beneﬁts were selected in light of competitive conditions and customary practices at the time of their implementation.

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The value of the beneﬁts and perquisites received by our Executives are described in more detail in the footnotes to the Summary Compensation Table on page 38.

Promotions and Retention

We granted promotion stock units of 75,000 to each of Mr. Kirwan and Ms. Owen in February 2015 in connection with their promotions to Global President.

The Committee also considered potential retention risk for other Executives created by the announced departure of our previous CEO, as well as an increasingly challenging business environment and highly competitive market for executive talent. In light of this, we granted retention stock units of 75,000 shares to each of Mr. Larsson, Ms. Simmons and Ms. Syngal in February 2015. These awards vest based on continued service, 50% two years following the grant date to create a retention incentive for a shorter time horizon and 50% three years following the grant date to promote longer-term retention. In addition, retention payments of $1,000,000 with repayment provisions were made to Mr. Larsson and Ms. Simmons to promote short-term retention. The payments are repayable in full to the Company in the case of a voluntary termination or termination for Cause within one year of the payment date, and half must be repaid should such a termination occur between one and two years from the payment date.

When Mr. Larsson left the Company, his retention payment was repaid in full and his retention stock unit grant was forfeited.

Stock Ownership Requirements for Executive Ofﬁcers / Hedging and Pledging Prohibitions

We have minimum stock ownership requirements for certain executive positions to more closely link executive and shareholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing the Company. Each executive has ﬁve years from the date of his or her appointment to reach the requirement.

As of January 30, 2016, all Executives had either met the shares requirement in the table below or had remaining time to do so.

Requirements (shares)
CEO	300,000
Global President	75,000
Corporate Executive Vice President	40,000

Executives not meeting the requirement must retain 50% of their after-tax shares acquired through stock compensation programs until the requirement is reached.

For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including non-performance-based stock units (vested or unvested) and shares held within our 401(k) Plan. A complete description of the requirements, including a complete list of accepted forms of ownership, is located at

www.gapinc.com (follow the Investors, Governance, Executive Stock Ownership links).

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Our insider trading policy applicable to executives prohibits speculation in our stock, including short sales, hedging or publicly-traded option transactions. We also prohibit executives from pledging Company stock as collateral for a loan or for any other purpose.

Termination Payments

Various agreements, as described in more detail beginning on page 45, provide for severance beneﬁts in the event of a termination of employment. These beneﬁts were selected in light of competitive conditions and customary practices at the time of their implementation. We have no severance arrangements speciﬁc to a change-in-control.

Compensation Analysis Framework

The Committee reviews executive compensation at least annually. The Committee’s review includes base salary, annual incentives, long-term incentives and the value of beneﬁts and perquisites. Each element is considered individually and in total using tally sheets, which are intended to summarize all of the elements of total actual and potential compensation and wealth accumulation. The tally sheets present the dollar value of each compensation component, including accumulated vested and unvested long-term incentive gains and potential gains using stock price assumptions, vesting schedules for long-term incentive awards, accumulated deferred compensation and potential severance beneﬁts.

The Committee also uses a summary of compensation data covering other companies to support its analysis. The Committee selected a broad spectrum of retail and consumer products companies for purposes of comparing market compensation levels (the “peer group”) because we have both recruited from and lost executive talent to these industries in the past, and to ensure appropriate scope and complexity relative to the Company. Because the size of the peer group companies varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Company revenues.

The peer group is reviewed by the Committee each year. The peer group used in 2015 was comprised of the companies listed below and reﬂects only one change from the prior year (replacement of Aeropostale with PVH Corporation) to better align with Gap Inc.’s global presence.

Abercrombie & Fitch American Eagle Outﬁtters Avon Products Best Buy Children’s Place Retail Stores Coach Coca-Cola Costco Wholesale Estee Lauder Companies Disney General Mills	J.C. Penney J. Crew Kellogg Kimberly Clark Kohl’s Levi Strauss L Brands Macy’s McDonald’s Nike Nordstrom	PepsiCo Polo Ralph Lauren PVH Corporation Ross Stores Sears Holdings Staples Starbucks Target TJX Companies Williams-Sonoma YUM! Brands

The majority of the peer group provides compensation data through surveys conducted by Towers Watson, an international consulting company. The surveys provide levels of base salary, annual incentives, and long-term incentive grant values in a summarized form, and we believe that this data provides a reasonable indicator of total compensation values for the peer group. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Committee uses

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the peer group data along with the tally sheet data as a frame of reference to inform compensation decisions, but compensation is not set to meet speciﬁc benchmarks or percentiles.

In conducting its analysis and determining compensation, the Committee also takes into account the following factors where relevant:

•
Business and talent strategies;

•
The nature of each Executive’s role;

•
Individual performance (based on speciﬁc ﬁnancial and operating objectives for each Executive, as well as leadership behaviors);

•
Compensation history, including at former employers in the case of new hires;

•
Future potential contributions by the Executive;

•
Internal comparisons to other Executives;

•
Comparisons of the value and nature of each compensation element to each other and in total; and

•
Retention risk.

As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.

Role of the CEO and Compensation Consultant

The CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual arrangements. The CEO is generally present at Committee meetings when compensation, other than his own, is considered and approved. However, approval rests solely with the Committee.

The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee periodically on the compensation program structure and individual compensation arrangements. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultant, and have identiﬁed no conﬂicts of interest. From time to time, the consultant attends Committee meetings, presents brieﬁngs on general and retail-industry compensation trends and developments, and is also available to the Committee outside of meetings as necessary. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.

Accounting and Tax Considerations

Accounting, tax and related ﬁnancial implications to the Company and Executives are considered during the analysis of our compensation and beneﬁts program and individual elements. Overall, the Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders. The Committee determined that the accounting and tax impacts described below were reasonable in light of our objectives.

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In general, base salary, annual cash incentive bonus payments, and the costs related to beneﬁts and perquisites are recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized in our consolidated statements of income for stock options, stock units, and performance shares.

Subject to the exceptions and limits below, we deduct for federal income tax purposes all payments of compensation and other beneﬁts to Executives. We do not deduct deferred compensation until the year that the deferred compensation is paid to an Executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1,000,000 paid to the principal executive ofﬁcer or any of the other three most highly compensated executive ofﬁcers (other than the principal ﬁnancial ofﬁcer) unless the compensation is based on attainment of pre-established objective performance goals and certain other requirements are met. It is our preference to qualify executive compensation as deductible under Section 162(m) where we determine it is consistent with our interests and compensation objectives. However, to maintain maximum ﬂexibility in achieving compensation objectives, the Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. Our compensation plans have generally been designed to permit awards that qualify as deductible under Section 162(m). However, the individual objectives component of the annual incentive bonus is qualitative in nature and is subject to the deduction limits of Section 162(m). In addition, stock units, other than performance shares, that have vesting based only on continued service are also subject to the deduction limits of Section 162(m). Because of the fact-based nature of the performance-based compensation exception and the limited amount of guidance, there is no guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or beneﬁts that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. We have not provided any Executive with tax gross-ups or other reimbursement for tax amounts the Executive might be required to pay under Section 4999.

Recovery and Adjustments to Awards

Subject to the approval of the Board, we will require reimbursement and/or cancellation of any bonus or other incentive compensation, including stock-based compensation, where all of the following factors are present: (i) the award was predicated upon the achievement of certain ﬁnancial results that were subsequently the subject of a restatement, (ii) in the Board’s view, the Executive engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (iii) a lower award would have been made to the Executive based upon the restated ﬁnancial results. In each such instance, we will seek to recover the individual Executive’s entire annual bonus or award for the relevant period, plus a reasonable rate of interest. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the ﬁscal year ended January 30, 2016 and the Proxy Statement for the 2016 Annual Meeting of Shareholders.

Bob L. Martin (Chair)
Domenico De Sole
Katherine Tsang
Padmasree Warrior

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Summary Compensation Table

The following table shows compensation information for ﬁscal 2015, which ended January 30, 2016, for our CEO, CFO, the three other most highly compensated executive ofﬁcers at ﬁscal year-end, and an ofﬁcer who would have been one of the three other most highly compensated ofﬁcers had he still been serving as an ofﬁcer at ﬁscal year-end, as required under SEC rules (“named executive ofﬁcers”). The table also shows compensation information for ﬁscal 2014 and ﬁscal 2013, which ended January 31, 2015 and February 1, 2014, respectively, for those named executive ofﬁcers who also were named executive ofﬁcers in either of those years.

Name and Principal Position (1)	Fiscal Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4) (5)	Option Awards ($) (5) (6)	Non-Equity Incentive Plan Compensation ($) (7)	Change in Pension Value and Nonqualiﬁed Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9)	Total ($)
Arthur Peck	2015	1,300,000	0	2,733,227	2,079,960	0	0	27,611	6,140,798
CEO	2014	943,269	0	1,397,332	656,576	419,411	0	93,424	3,510,012
	2013	900,000	0	3,029,232	658,920	1,072,869	0	51,998	5,713,019
Sabrina Simmons	2015	868,269	0	4,156,533	625,194	130,241	0	64,810	5,845,047
EVP and CFO	2014	825,000	0	2,258,223	738,648	457,385	0	63,651	4,342,907
	2013	818,269	0	1,156,744	741,285	823,500	0	63,637	3,603,435
Jeff Kirwan	2015	850,000	0	3,642,268	555,728	127,500	0	1,061,541	6,237,037
Global President, Gap
Andi Owen	2015	850,000	0	3,312,226	520,995	106,250	0	49,653	4,839,124
Global President, Banana Republic
Sonia Syngal	2015	750,000	0	3,378,237	243,131	90,000	0	67,541	4,528,909
EVP, Global Supply Chain & Product Operations
Former Executive Ofﬁcer
Stefan Larsson	2015	673,077	0	4,391,007	625,194	0	0	44,519	5,733,797
Former Global President, Old Navy	2014	1,000,000	0	1,013,789	738,648	1,707,576	0	75,566	4,535,579
	2013	1,000,000	125,000	471,453	0	968,717	0	815,203	3,380,373

Footnotes
(1)	Mr. Peck became our CEO in February 2015. Mr. Larsson ceased to be an executive ofﬁcer of the Company in October 2015.
(2)

The amounts in this column for Ms. Simmons in ﬁscal 2013 and 2015, and for Mr. Peck in 2014, reﬂect the prorated payment of their salaries based on changes during the year. Base salary changes in ﬁscal 2015 are further described on page 23 of the Compensation Discussion and Analysis section. The amount in this column for Mr. Larsson in ﬁscal 2015 reﬂects the prorated payment of his actual salary until his departure in October 2015.

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Footnotes (continued)
(3)	Mr. Larsson received a special bonus of $125,000 in March 2013 in light of his ﬁscal 2012 performance.
(4)

This column reﬂects the aggregate grant date fair value for awards of stock during ﬁscal 2015, 2014 and 2013, computed in accordance with FASB ASC 718. These amounts reﬂect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive ofﬁcers. For 2013, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of a three-year performance period beginning with ﬁscal 2011 (“LGP 1”), (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of a three-year performance period beginning with ﬁscal 2012 (“LGP 2”), and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2013 (“LGP 3”). For 2014, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 2, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 3, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2014 (“LGP 4”). For 2015, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 3, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 4, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2015 (“LGP 5”). See pages 28-29 of the Compensation Discussion and Analysis section for actual shares granted under LGP 3. Mr. Larsson joined the Company in October 2012 and was not entitled to a grant under the LGP in ﬁscal 2012. Ms. Owen and Mr. Kirwan received their ﬁrst grants under the LGP in 2015.

For Mses. Owen, Simmons, and Syngal, and Messrs. Kirwan, and Larsson, this column also includes the aggregate grant date fair value of any restricted stock units granted during ﬁscal 2015, 2014 and 2013.

Details on the ﬁgures included in this column for 2015 are reﬂected in the following table. Details on the ﬁgures included in this column for 2014 and 2013 are included in our 2015 and 2014 Proxy Statements.

	LGP 3 (FY 2013 Grant) Year 3 Target Shares Grant Date Fair Value ($)	LGP 4 (FY 2014 Grant) Year 2 Target Shares Grant Date Fair Value ($)	LGP 5 (FY 2015 Grant) Year 1 Target Shares Grant Date Fair Value ($)	Grant Date Fair Value of Non-LGP Stock Awards ($)	Total Reported in Stock Awards Column (Rounded to the nearest dollar) ($)
Arthur Peck	492,566	439,057	1,801,604	0	2,733,227
Sabrina Simmons	451,508	381,284	404,178	2,919,563	4,156,533
Jeff Kirwan	0	0	392,663	3,249,605	3,642,268
Andi Owen	0	0	392,663	2,919,563	3,312,226
Sonia Syngal	42,853	184,868	230,953	2,919,563	3,378,237
Stefan Larsson (a)	547,308	462,191	461,945	2,919,563	4,391,007

(a)	Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under any outstanding LGP 3, LGP 4 or LGP 5 awards.

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Footnotes (continued)

The total grant date fair value of the LGP awards if maximum performance conditions were achieved over the entire three-year period under LGP 3, LGP 4 and LGP 5 are detailed in the following tables. The grant date fair values per share used in calculating the total grant date fair values below were as follows: (i) year 1 of LGP 3 ($34.04 for Ms. Syngal and $34.37 for the other named executive ofﬁcers), year 2 of LGP 3 ($40.04), and year 3 of LGP 3 ($39.90), (ii) year 1 of LGP 4 ($39.21), and years 2 and 3 of LGP 4 ($39.01), and (iii) years 1, 2 and 3 of LGP 5 ($38.13). The grant date fair value for year 2 of LGP 4 was used for year 3 of LGP 4, and the grant date fair value for year 1 of LGP 5 was used for years 2 and 3 of LGP 5. Ms. Owen and Mr. Kirwan did not receive LGP grants in ﬁscal 2013 or 2014. For a description of the Company’s Long-Term Growth Program, please see pages 27-29 of the Compensation Discussion and Analysis section.

LGP 3 (FY 2013 Cycle)	Maximum Shares Total Grant Date Fair Value ($)	LGP 4 (FY 2014 Cycle)	Maximum Shares Total Grant Date Fair Value ($)	LGP 5 (FY 2015 Cycle)	Maximum Shares Total Grant Date Fair Value ($)
Art Peck	4,233,699	Art Peck	3,958,505	Art Peck	16,214,668
Sabrina Simmons	3,880,825	Sabrina Simmons	3,437,653	Sabrina Simmons	3,637,831
Jeff Kirwan	n/a	Jeff Kirwan	n/a	Jeff Kirwan	3,533,965
Stefan Larsson (a)	4,704,085	Stefan Larsson (a)	4,166,940	Stefan Larsson (a)	4,157,619
Andi Owen	n/a	Andi Owen	n/a	Andi Owen	3,533,965
Sonia Syngal	367,472	Sonia Syngal	1,666,776	Sonia Syngal	2,078,809

(a) Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under any outstanding LGP 3, LGP 4 or LGP 5 awards.

(5)

Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 21, 2016 for the relevant assumptions used to determine the compensation cost of our stock and option awards. Please refer to the Grants of Plan-Based Awards table in this Proxy Statement and in our 2015 and 2014 Proxy Statements for information on awards actually granted in ﬁscal 2015, 2014 and 2013.

(6)

This column reﬂects the aggregate grant date fair value for awards of stock options during ﬁscal 2015, 2014 and 2013, computed in accordance with FASB ASC 718. These amounts reﬂect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive ofﬁcers.

(7)	The amounts in this column reﬂect the non-equity amounts earned by the named executive ofﬁcers under the Company’s annual incentive bonus plan.
(8)

No above-market or preferential interest rate options are available under our deferred compensation programs. Please refer to the Nonqualiﬁed Deferred Compensation table for additional information on deferred compensation earnings.

(9)	The amounts shown in the All Other Compensation column are detailed in the following table.

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Name	Fiscal Year	Financial Counseling ($) (a)	Tax Payments ($) (b)	Deferred Compensation Plan Match ($) (c)	401(k) Plan Match ($) (d)	Disability Plan ($) (e)	Life Insurance ($) (f)	Relocation ($) (g)	Gift Matching ($) (h)	Other ($) (i)	Total ($)
Arthur Peck	2015	14,800	0	0	11,261	650	900	0	0	0	27,611
	2014	14,800	0	27,139	11,813	624	1,128	0	10,000	27,920	93,424
	2013	14,067	0	25,800	10,297	736	1,098	0	0	0	51,998
Sabrina Simmons	2015	14,800	0	23,938	9,529	643	900	0	15,000	0	64,810
	2014	14,800	0	22,600	10,387	736	1,128	0	14,000	0	63,651
	2013	14,067	0	22,338	10,398	736	1,098	0	15,000	0	63,637
Jeff Kirwan	2015	14,800	777,099	23,400	9,881	647	900	234,814	0	0	1,061,541
Andi Owen	2015	0	0	23,208	9,898	647	900	0	15,000	0	49,653
Sonia Syngal	2015	10,627	0	18,823	8,774	650	900	23,272	4,495	0	67,541
Stefan Larsson	2015	11,100	0	0	4,096	536	900	21,537	6,350	0	44,519
	2014	14,800	2,727	29,600	8,885	736	1,128	6,190	11,500	0	75,566
	2013	19,943	423,938	29,800	14,431	736	1,098	325,256	0	0	815,203

(a)

We provide certain executive ofﬁcers access to ﬁnancial counseling services, which may include tax preparation and estate planning services. We value this beneﬁt based on the actual cost for those services.

(b)

For Mr. Kirwan, these amounts reﬂect tax reimbursements in connection with his previous international assignments and relocation to the U.S. For Mr. Larsson, these amounts reﬂect tax reimbursements in connection with his relocation to the U.S.

(c)

These amounts reﬂect Company matching contributions under the Company’s nonqualiﬁed Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualiﬁed plan limit ($265,000 for calendar year 2015), which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.

(d)	These amounts reﬂect Company matching contributions under the Company’s 401(k) Plan.
(e)	These amounts reﬂect premium payments for long-term disability insurance, which is available to beneﬁts-eligible employees generally.
(f)	These amounts reﬂect premiums paid for life insurance provided to employees at the Director level and above.
(g)

For Mr. Larsson, the amounts reﬂect costs in connection with his relocation from Sweden to California when he joined the Company in 2012. For Mr. Kirwan, the amounts reﬂect costs in connection with his relocation from China to New York when he assumed the role of Global President, Gap brand.

(h)

These amounts reﬂect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonproﬁt organizations are matched by the Company, up to certain annual limits. In ﬁscal 2015, the limit for the named executive ofﬁcers was $15,000, with the exception of Mr. Peck who had an annual matching limit of $100,000. The annual gift match eligibility limits are based on the executive’s original donation date.

(i)

The amount in this column for Mr. Peck reﬂects reimbursement of attorney fees he incurred in connection with the review of his October 2014 agreement with the Company regarding his transition to the CEO position.

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Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive ofﬁcers during ﬁscal 2015, which ended on January 30, 2016. The option awards and the unvested portion of the stock awards identiﬁed in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur Peck	2/01/15	10/02/14								300,000	41.19	2,079,960
						5,555	12,345	37,037				492,566
						5,065	11,255	33,767				439,058
						21,262	47,249	141,749				1,801,604
	N/A			2,275,000	4,550,000
Sabrina Simmons	3/16/15	3/16/15								90,000	41.27	625,194
	2/01/15	1/22/15							75,000			2,919,563
	3/16/15	3/16/15				5,092	11,316	33,950				451,508
	3/16/15	3/16/15				4,398	9,774	29,324				381,284
	3/16/15	3/16/15				4,770	10,600	31,802				404,178
	N/A		217,067	868,269	1,736,538
Jeff Kirwan	3/16/15	3/16/15								80,000	41.27	555,728
	2/01/15	1/22/15							75,000			2,919,563
	3/16/15	3/16/15							8,461			330,042
	3/16/15	3/16/15				4,634	10,298	30,894				392,663
	N/A		212,500	850,000	1,700,000
Andi Owen	3/16/15	3/16/15								75,000	41.27	520,995
	2/01/15	1/22/15							75,000			2,919,563
	3/16/15	3/16/15				4,634	10,298	30,894				392,663
	N/A		212,500	850,000	1,700,000
Sonia Syngal	3/16/15	3/16/15								35,000	41.27	243,131
	2/01/15	1/22/15							75,000			2,919,563
	3/16/15	3/16/15				483	1,074	3,224				42,853
	3/16/15	3/16/15				2,132	4,739	14,218				184,868
	3/16/15	3/16/15				2,725	6,057	18,173				230,953
	N/A		150,000	600,000	1,200,000
Former Executive Ofﬁcer
Stefan Larsson	3/16/15	3/16/15								90,000	41.27	625,194
	2/01/15	1/22/15							75,000			2,919,563
	3/16/15	3/16/15				6,172	13,717	41,152				547,308
	3/16/15	3/16/15				5,331	11,848	35,545				462,190
	3/16/15	3/16/15				5,451	12,115	36,346				461,945
	N/A		250,000	1,000,000	2,000,000

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Footnotes
(1)

The amounts shown in these columns reﬂect the estimated potential payment levels for the ﬁscal 2015 performance period under the Company’s annual incentive bonus plan, further described on pages 24-26 of the Compensation Discussion and Analysis section. The potential payouts were performance-based and, therefore, were completely at risk. The potential target and maximum payment amounts assume achievement of 100% and 200%, respectively, of the individual objectives component of the annual incentive bonus plan, described on pages 24-26. The potential threshold payment amount assumes 100% achievement of the individual objectives component and 0% achievement of the ﬁnancial performance component. With the exception of Mr. Larsson, who left the Company in October 2015, and Mr. Peck, each named executive ofﬁcer received a bonus under the annual incentive bonus plan, which is reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

The amounts shown in these columns for each of the named executive ofﬁcers reﬂect, in shares, (a) the threshold, target and maximum amounts for year 3 of a three-year performance period beginning in ﬁscal 2013 (“LGP 3”), (b) the threshold, target and maximum amounts for year 2 of a three-year performance period beginning in ﬁscal 2014 (“LGP 4”) and (c) the threshold, target and maximum amounts for year 1 of a three-year performance period beginning in ﬁscal 2015 (“LGP 5”) under the Company’s Long-Term Growth Program, further described on pages 27-29 of the Compensation Discussion and Analysis section. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk. The total number of shares that were actually granted for the entire three-year performance period under LGP 3 for each named executive was as follows: Mr. Peck (14,159), Ms. Simmons (20,596), and Ms. Syngal (1,955). As of the end of ﬁscal 2015, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 4 for each named executive is as follows: Mr. Peck (33,767), Ms. Simmons (29,324), and Ms. Syngal (14,218). As of the end of ﬁscal 2015, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 5 for each named executive is as follows: Mr. Peck (141,749), Ms. Simmons (31,802), Mr. Kirwan (30,894), Ms. Owen (30,894), and Ms. Syngal (18,173).

Mr. Kirwan and Ms. Owen did not receive LGP grants in ﬁscal 2013 and 2014. Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under any outstanding LGP 3, LGP 4 or LGP 5 awards.

(3)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC 718. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 21, 2016 for the relevant assumptions used to determine the valuation of our stock and option awards. For ﬁscal 2015, the grant date fair value of the Equity Incentive Plan Awards is based on the closing price of a share of our stock on the date that the awards were granted less future expected dividends during the vesting period, multiplied by the target number of shares that may be earned. For year 3 of LGP 3, the grant date fair value is $39.90. For year 2 of LGP 4, the grant date fair value is $39.01. For year 1 of LGP 5, the grant date fair value is $38.13. For the total grant date fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under LGP 3, LGP 4, and LGP 5, see footnote 4 to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive ofﬁcers at the end of ﬁscal 2015, which ended on January 30, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Arthur Peck	25,000				23.07	3/15/2020
	50,000				21.79	3/14/2021
	50,000	25,000 (a	)		25.09	3/12/2022
	40,000	40,000 (b	)		36.45	3/18/2023
	20,000	60,000 (c	)		42.20	3/17/2024
		300,000 (d	)		41.19	2/2/2025
							25,406 (a	)	628,036
							23,830 (b	)	589,078
										14,159 (a	)	350,010
										11,065 (b	)	273,527
										42,524 (c	)	1,051,193
Sabrina Simmons		25,000 (e	)		25.09	3/22/2022
	22,500	45,000 (f	)		36.45	3/18/2023
	22,500	67,500 (g	)		42.20	3/17/2024
		90,000 (h	)		41.27	3/16/2025
							29,498 (c	)	729,191
							25,000 (d	)	618,000
							75,000 (e	)	1,854,000
										20,596 (a	)	509,133
										10,069 (b	)	248,906
										9,540 (c	)	235,829

Jeff Kirwan	3,750				21.79	3/14/2021
	2,680	3,750 (i	)		25.09	3/12/2022
	5,000	10,000 (j	)		36.45	3/18/2023
	6,250	18,750 (k	)		42.20	3/17/2024
		80,000 (l	)		41.27	3/16/2025
							5,000 (f	)	123,600
							3,885 (g	)	96,037
							8,352 (h	)	206,461
							75,000 (i	)	1,854,000
							8,461 (j	)	209,156
										9,268 (c	)	229,105
Andi Owen	7,500				23.07	3/15/2020
	7,500				21.79	3/14/2021
	11,250	3,750 (m	)		25.09	3/12/2022
	10,000	10,000 (n	)		36.45	3/18/2023
	6,250	18,750 (o	)		42.20	3/17/2024
		75,000 (p	)		41.27	3/16/2025
							3,750 (k	)	92,700
							6,937 (l	)	171,483
							7,500 (m	)	185,400
							7,550 (n	)	186,636
							75,000 (0)		1,854,000
										10,903 (c	)	269,522

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Sonia Syngal		3,750 (q	)		25.09	3/12/2022
	5,000	5,000 (r	)		36.45	3/18/2023
	7,500	22,500 (s	)		42.20	3/17/2024
		35,000 (t	)		41.27	3/16/2025
							2,500 (p	)	61,800
							7,500 (q	)	185,400
							3,995 (r	)	98,756
							75,000 (s	)	1,854,000
										1,955 (a	)	48,328
										4,882 (b	)	120,683
										5,451 (c	)	134,749

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Footnotes
(1)	The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment):
	(a)	Options vest 25,000 on 3/12/2016.
	(b)	Options vest 20,000 on 3/18/2016 and 20,000 on 3/18/2017.
	(c)	Options vest 20,000 on 3/17/2016, 20,000 on 3/17/2017 and 20,000 on 3/17/2018.
	(d)	Options vest 75,000 on 2/1/2016, 75,000 on 2/1/2017, 75,000 on 2/1/2018 and 75,000 on 2/1/2019.
	(e)	Options vest 25,000 on 3/12/2016.
	(f)	Options vest 22,500 on 3/18/2016 and 22,500 on 3/18/2017.
	(g)	Options vest 22,500 on 3/17/2016, 22,500 on 3/17/2017 and 22,500 on 3/17/2018.
	(h)	Options vest 22,500 on 3/16/2016, 22,500 on 3/16/2017, 22,500 on 3/16/2018 and 22,500 on 3/16/2019.
	(i)	Options vest 3,750 on 3/12/2016.
	(j)	Options vest 5,000 on 3/18/2016 and 5,000 on 3/18/2017.
	(k)	Options vest 6,250 on 3/17/2016, 6,250 on 3/17/2017 and 6,250 on 3/17/2018.
	(l)	Options vest 20,000 on 3/16/2016, 20,000 on 3/16/2017, 20,000 on 3/16/2018 and 20,000 on 3/16/2019.
	(m)	Options vest 3,750 on 3/12/2016.
	(n)	Options vest 5,000 on 3/18/2016 and 5,000 on 3/18/2017.
	(o)	Options vest 6,250 on 3/17/2016, 6,250 on 3/17/2017 and 6,250 on 3/17/2018.
	(p)	Options vest 18,750 on 3/16/2016, 18,750 on 3/16/2017, 18,750 on 3/16/2018 and 18,750 on 3/16/2019.
	(q)	Options vest 3,750 on 3/12/2016.
	(r)	Options vest 2,500 on 3/18/2016 and 2,500 on 3/18/2017.
	(s)	Options vest 7,500 on 3/17/2016, 7,500 on 3/17/2017 and 7,500 on 3/17/2018.
	(t)	Options vest 8,750 on 3/16/2016, 8,750 on 3/16/2017, 8,750 on 3/16/2018 and 8,750 on 3/16/2019.
(2)	The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment):
	(a)	Award vests 25,406 on 3/16/2016.
	(b)	Award vests 23,830 on 3/18/2016.
	(c)	Award vests 29,498 on 3/16/2016.
	(d)	Award vests 12,500 on 3/17/2016 and 12,500 on 3/17/2017.
	(e)	Award vests 37,500 on 2/1/2017 and 37,500 on 2/1/2018.
	(f)	Award vests 5,000 on 3/18/2016.
	(g)	Award vests 3,885 on 3/18/2016.
	(h)	Award vests 4,176 on 3/17/2016 and 4,176 on 3/17/2017.
	(i)	Award vests 37,500 on 2/1/2017 and 37,500 on 2/1/2018.
	(j)	Award vests 4,230 on 3/16/2017 and 4,231 3/16/2018.
	(k)	Award vests 3,750 on 3/18/2016.
	(l)	Award vests 6,937 on 3/18/2016.
	(m)	Award vests 3,750 on 3/17/2016 and 3,750 on 3/17/2017.
	(n)	Award vests 3,775 on 3/17/2016 and 3,775 on 3/17/2017.
	(o)	Award vests 37,500 on 2/1/2017 and 37,500 on 2/1/2018.
	(p)	Award vests 2,500 on 3/18/2016.
	(q)	Award vests 7,500 on 11/1/2016.
	(r)	Award vests 1,997 on 3/17/2016 and 1,998 on 3/17/2017.
	(s)	Award vests 37,500 on 2/1/2017 and 37,500 on 2/1/2018.
(3)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 29, 2016 ($24.72).
(4)

(a) Represents the number of shares earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2013), year 2 (ﬁscal 2014) and year 3 (ﬁscal 2015) of a three-year performance period (“LGP 3”). Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under the LGP 3 awards. Ms. Owen and Mr. Kirwan received their ﬁrst grants under the LGP in 2015.

(b) Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2014), year 2 (ﬁscal 2015) and year 3 (ﬁscal 2016) of a three-year performance period (“LGP 4”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certiﬁes attainment in 2017, and the remainder will vest on the anniversary of such certiﬁcation date, contingent on continued service with the Company. Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under the LGP 4 awards. Ms. Owen and Mr. Kirwan received their ﬁrst grants under the LGP in 2015.

(c) Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2015), year 2 (ﬁscal 2016) and year 3 (ﬁscal 2017) of a three-year performance period (“LGP 5”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certiﬁes attainment in 2018, and the remainder will vest on the anniversary of such certiﬁcation date, contingent on continued service with the Company. Mr. Larsson, who left the Company in October 2015, is not eligible to receive a payout under the LGP 5 awards.

(5)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 29, 2016 ($24.72).

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Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive ofﬁcers during ﬁscal 2015, which ended on January 30, 2016.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Art Peck	0	0	102,762	4,232,706
Sabrina Simmons	50,000	885,817	105,362	4,356,048
Jeff Kirwan	1,070	14,884	12,834	539,670
Andi Owen	0	0	18,671	783,078
Sonia Syngal	18,750	359,070	16,903	595,897
Former Executive Ofﬁcer
Stefan Larsson	0	0	50,000	1,398,000

Footnote
(1)	The amounts reﬂected include performance awards released during ﬁscal 2015.

Nonqualiﬁed Deferred Compensation

The table below provides information on the nonqualiﬁed deferred compensation activity for the named executive ofﬁcers in ﬁscal 2015, which ended on January 30, 2016.

Name	Executive Contribution in Fiscal 2015 ($) (1)	Registrant Contributions in Fiscal 2015 ($) (2)	Aggregate Earnings in Fiscal 2015 ($) (3)	Aggregate Withdrawals/ Distributions in Fiscal 2015 ($)	Aggregate Balance at Fiscal 2015 Year-End ($) (4)
Arthur Peck	213,706	0	(12,505)	0	4,377,462
Sabrina Simmons	34,692	23,938	(25,430)	0	338,290
Jeff Kirwan	239,869	23,400	(19,766)	0	923,822
Andi Owen	34,000	23,208	(4,943)	0	216,337
Sonia Syngal	29,308	18,823	(2,537)	14,852	168,302
Former Executive Ofﬁcer
Stefan Larsson	103,846	0	(1,781)	0	332,795

Footnotes
(1)	These amounts are included in the “Salary” column of the Summary Compensation Table.
(2)

Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s Deferred Compensation Plan (“DCP”) for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualiﬁed plan limit ($265,000 for calendar year 2015), which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.

(3)	These amounts include earnings and dividends. In ﬁscal 2015, no above-market or preferential interest rate options were available on notional investments in the DCP.
(4)	A portion of these amounts were previously reported as deferred compensation in the Nonqualiﬁed Deferred Compensation and Summary Compensation tables in the Proxy Statements for prior Annual Meetings.

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Potential Payments Upon Termination

Post-Termination Beneﬁts

The Company entered into agreements with Ms. Simmons and Mr. Larsson in 2012, with Ms. Syngal in 2013, and with Mr. Kirwan and Ms. Owen in 2014, which provided eligibility for post-termination beneﬁts in the case of involuntary termination without cause. The agreements with Ms. Simmons, Mr. Larsson and Ms. Syngal were amended in 2014 to extend the term of eligibility for post-termination beneﬁts, and to align the terms of Mr. Larsson’s post-termination beneﬁts with those of the other executive ofﬁcers. The Company entered into an employment agreement with Mr. Peck on October 3, 2014 that provides for substantially the same post-termination beneﬁts as those of the other executive ofﬁcers, with the exception of his term of eligibility for such beneﬁts.

These agreements in total provide that if the executive is involuntarily terminated without cause (as speciﬁed in each respective agreement) prior to February 13, 2018, or February 13, 2020 for Mr. Peck, the executive is eligible to receive (in exchange for a release of claims):

i.

The executive’s then-current salary for eighteen months (the “post-termination period”). Post-termination period payments will cease if the executive accepts other employment or professional relationship with another company primarily engaged in the apparel design or apparel retail business or any retailer with apparel sales in excess of $500 million annually, or if the executive breaches his or her obligations to the Company (e.g., duty to protect conﬁdential information, agreement not to solicit Company employees). Post-termination period payments will be reduced by any compensation the executive receives during the post-termination period from other employment or professional relationship with a non-competitor.

ii.

Should the executive elect to continue health coverage through COBRA, reimbursement for a portion of the COBRA premium during the period in which the executive is receiving payments under paragraph (i) above.

iii.

During the period in which the executive is receiving payments under paragraph (i) above, reimbursement for his or her costs to maintain the ﬁnancial counseling program the Company provides to senior executives.

iv.	A prorated bonus in the year of termination if the executive worked at least 3 months of the ﬁscal year and if earned based on actual ﬁscal results achieved in the year of termination.
v.

Accelerated vesting (but not settlement) of restricted stock units and performance shares or units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the ﬁscal year of termination.

The following table shows the amounts that each executive would have been eligible to receive under the agreements described above assuming that they had been terminated without cause on January 30, 2016, the last day of our 2015 ﬁscal year. Mr. Larsson voluntarily resigned in October 2015 and was not entitled to any severance beneﬁts under his employment agreement and is therefore excluded from the table.

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Potential Post-Termination Payment Eligibility
Description	Mr. Peck	Ms. Simmons	Mr. Kirwan	Ms. Owen	Ms. Syngal
Cash Payments related to salary (1)	$1,950,000	$1,312,500	$1,275,000	$1,275,000	$1,125,000
Cash Payments related to bonus (2)	0	130,241	127,500	106,250	90,000
Health Beneﬁts	23,094	22,806	23,094	23,094	23,094
Financial Counseling	22,200	22,200	22,200	0	29,250
Stock Award Vesting Acceleration	1,392,107	1,601,757	426,099	636,219	370,108
Total	3,387,401	3,089,504	1,873,893	2,040,563	1,637,452

Footnotes
(1)

Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described in the Nonqualiﬁed Deferred Compensation section, above.

(2)	Payments represent ﬁscal 2015 bonus that was earned by each executive.

Acceleration of Equity Upon Change in Control

Under the 2011 Long-Term Incentive Plan (the “Plan”), in the event of a change in control, any acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock. Except as set forth in an award agreement, outstanding awards which are neither assumed or substituted by the acquiror in the change in control become fully vested immediately prior to the change in control. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of a change in control on January 30, 2016, the last day of our 2015 ﬁscal year, in the event that awards were not assumed or substituted as described above. Mr. Larsson voluntarily resigned from the Company in October 2015 and, therefore, is excluded from the table below.

Description	Mr. Peck	Ms. Simmons	Mr. Kirwan	Ms. Owen	Ms. Syngal
Stock Option Vesting Acceleration (1)	0	0	0	0	0
Stock Award Vesting Acceleration (2)	6,821,435	5,551,469	3,252,954	3,253,918	3,080,359
Total	6,821,435	5,551,469	3,252,954	3,253,918	3,080,359

Footnotes
(1)

Reﬂects the value of all unvested stock options that would have become vested assuming a change in control on January 30, 2016 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $24.72 per share, the last closing price of our common stock as of that date.

(2)

Reﬂects the value of all unvested stock awards that would have become vested assuming a change in control on January 30, 2016 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of that date, which was $24.72. For Ms. Simmons, Ms. Syngal, and Mr. Peck, amounts include the target number of shares that could be earned under the Company's Long-Term Growth Program (LGP) for the following three year performance periods: 2013-2015, 2014-2016, and 2015-2017. For Ms. Owen and Mr. Kirwan, amounts include the target number of shares under the LGP for the following three year performance period: 2015-2017.

Death, Disability or Retirement

Each of our named executive ofﬁcers is generally entitled to the following additional death, disability or retirement beneﬁts:

i.	Executive supplemental long-term disability insurance, which increases income replacement to 50% of base salary up to a maximum payment of $25,000 per month.
ii.	Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.

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iii.

Upon retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. For these purposes, “Retirement” means Employee’s Termination of Service for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least ﬁve years of continuous service as an Employee of the Company or an Afﬁliate. Mr. Peck reached Retirement age in September 2015. As a result, certain eligible grants were subject to accelerated vesting. Other than Mr. Peck, none of our named executive ofﬁcers was eligible for retirement-based accelerated vesting as of January 30, 2016, the last day of our 2015 ﬁscal year. In the event Mr. Peck retired on January 30, 2016, the last day of our 2015 ﬁscal year, the value of his unvested options that would have become vested was $0 because their exercise price was higher than the last closing price of our common stock as of that date, and the value of his unvested stock awards that would have become vested was $1,217,114, based on the last closing price of our common stock as of that date.

iv.

Upon death (and, in the case of stock options, termination on account of disability), our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of the named executive’s death (and, in the case of stock options, termination on account of disability) on January 30, 2016, the last day of our 2015 ﬁscal year. Mr. Larsson voluntarily resigned from the Company in October 2015 and, therefore, is excluded from the table below.

Description	Mr. Peck	Ms. Simmons	Mr. Kirwan	Ms. Owen	Ms. Syngal
Stock Option Vesting Acceleration (1)	0	0	0	0	0
Stock Award Vesting Acceleration (2)	1,217,114	1,347,191	426,099	636,219	740,240
Total	1,217,114	1,347,191	426,099	636,219	740,240

Footnotes
(1)

Reﬂects the value of all unvested stock options that would have become vested assuming the named executive ofﬁcers had died (or terminated on account of disability) on January 30, 2016, based on the difference between the option exercise price and the last closing price of our common stock as of that date.

(2)

Reﬂects the value of all unvested stock awards that would have become vested assuming the named executive ofﬁcers had died on January 30, 2016, based on the last closing price of our common stock as of that date.

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Equity Compensation Plan Information

The following table provides information as of January 30, 2016 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans, including the 2011 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

Equity Plan Summary
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reﬂected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	9,150,177 (2)	36.29	47,498,170 (3)
Equity Compensation Plan Not Approved by Security Holders	0	0	0
Total	9,150,177	36.29	47,498,170

Footnotes
(1)	These plans consist of our 2011 Long-Term Incentive Plan (the “2011 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)

This number excludes 324,490 shares that were issued at the end of the most recent ESPP purchase period, which began on November 30, 2015 and ended on February 29, 2016, after the end of our 2015 ﬁscal year. This number also excludes shares that may be issued upon satisfaction of performance targets under the 2011 Plan because the number of shares that could be issued will be based upon the per share value of our stock on the ultimate date of grant. This number includes the number of shares that could be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) if the maximum performance conditions were achieved over the entire three-year performance periods.

(3)

This number includes 2,518,191 shares that were available for future issuance under the ESPP at the end of our 2015 ﬁscal year, including the 324,490 shares described in footnote 2 above. For those grants prior to May 17, 2011, the number shown reﬂects the deduction of three shares from the Company’s share reserve for every one stock award at the time of grant and, for those grants on or after May 17, 2011, the number shown reﬂects the deduction of two shares from the Company’s share reserve for every one stock award at the time of grant, pursuant to the terms of the 2011 Plan.

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PROPOSAL NO. 4 — Approval of the Amendment and Restatement of
The Gap, Inc. 2011 Long-Term Incentive Plan

We are requesting that shareholders approve the amendment and restatement of our 2011 Long-Term Incentive Plan (the “2011 Plan”) to be known upon approval as the 2016 Long-Term Incentive Plan (the “2016 Plan”). Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) requires that shareholders approve the material terms of the 2011 Plan at least every ﬁve years. The 2011 Plan was most recently approved by the Company’s shareholders at the 2011 Annual Meeting of Shareholders.

The Company is asking shareholders to approve the amendment and restatement of the 2011 Plan (to be known upon approval as the 2016 Plan) primarily in order to satisfy Section 162(m) and to also adopt other changes described below. We are not increasing the number of shares authorized for issuance under the 2016 Plan.

The amendment and restatement of the 2016 Plan was adopted by the Board of Directors on February 23, 2016, subject to shareholder approval. Approval of the 2016 Plan requires the afﬁrmative vote of a majority of the shares of our common stock (“Shares”) that are present in person or by proxy at the Annual Meeting and entitled to vote on this matter. If the shareholders approve the amended and restated 2016 Plan, it will replace the current version of the 2011 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE GAP, INC. 2011 LONG-TERM INCENTIVE PLAN.

General

The primary purpose for this request is to satisfy Section 162(m) as described above. Below is a summary of the material changes made since shareholders approved the 2011 Plan, as well as certain other changes:

(1) To provide that any dividend equivalents payable with respect to performance-based awards under the 2016 Plan will be held in escrow or deemed reinvested in additional shares subject to the same conditions applicable to the payout of the underlying award;

(2) To clarify that Shares purchased by the Company with the proceeds of stock option exercises will not again be available for issuance under the 2016 Plan;

(3) To add a limit on the grant date value of awards that may be granted under the 2016 Plan to our nonemployee directors in any ﬁscal year;

(4) To provide for the Share counting rules that apply to substituted awards in acquisition transactions and stock plans assumed in such transactions;

(5) To modify the performance goals and adjustments thereto that may be used under the 2016 Plan;

(6) To provide that awards under the 2016 Plan are subject to recoupment in accordance with applicable law or any recoupment policy or arrangement that we may adopt from time to time; and

(7) To address the impact of a change in control on awards granted under the 2016 Plan.

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We believe strongly that the approval of the 2016 Plan is essential to our success. Our employees are our most valuable assets. Stock options and other awards such as those provided for under the 2016 Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the extremely competitive market in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

The proposed modiﬁcations to the 2016 Plan are designed to allow the Company to continue to attract, retain and motivate people whose skills and performance are critical to the Company’s success. We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term shareholder value.

Material Features of the 2016 Plan

The following is a summary of the material features of the 2016 Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the 2016 Plan and is qualiﬁed in its entirety by reference to the 2016 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Purpose

The purpose of the 2016 Plan is to permit grants of stock options, stock appreciation rights, restricted stock, unrestricted stock, performance units, performance shares, and stock units (collectively, “Awards”) to eligible participants. The 2016 Plan is intended to provide incentives to further the growth and proﬁtability of the Company and to encourage stock ownership on the part of (1) employees of the Company and its afﬁliates, (2) consultants and others who provide signiﬁcant services to the Company and its afﬁliates (“consultants”), and (3) directors of the Company who are employees of neither the Company nor any of its afﬁliates (“non-employee directors”). The 2016 Plan also is intended to permit the payment of qualiﬁed performance-based compensation under Section 162(m). However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that Awards made under the Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact so qualify.

Eligible Participants

Employees, consultants and non-employee directors are eligible to be selected to receive one or more different types of Awards. However, incentive stock options (which are entitled to favorable U.S. federal tax treatment) may be granted only to employees of the Company or any subsidiary of the Company at the time of grant. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee retains the discretion to select the participants.

Administration

The 2016 Plan is administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee will consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that the Company can be eligible to receive a federal tax deduction for certain compensation paid under the 2016 Plan).

Subject to the terms of the 2016 Plan, the Committee has the discretion to select the employees, consultants and non-employee directors who will be granted Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and to construe and interpret the provisions of the 2016 Plan and outstanding Awards. Notwithstanding the foregoing, Awards granted to non-employee

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directors shall be subject to Board approval if so required by the Committee Charter. In addition, the Committee may not reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the shareholders. The Committee may delegate all or any part of its authority to one or more directors or ofﬁcers of the Company in accordance with applicable law, but only the Committee itself can make Awards to participants who are executive ofﬁcers of the Company.

Under the 2016 Plan, no nonemployee director may be granted awards in any ﬁscal year of the Company having a grant date value in excess of $500,000. For this purpose, restricted stock, unrestricted stock, performance units, performance shares and stock units shall be valued based on the fair market value on the grant date of the maximum number of Shares covered thereby (or the maximum dollar value thereof with respect to Awards denominated in dollars) and stock options and stock appreciation rights shall be valued using a Black-Scholes or other accepted valuation model, using reasonable assumptions.

If an Award expires or is canceled, forfeited or repurchased by the Company for any reason, the unvested or cancelled number of Shares that were subject to the Award (plus the number of additional Shares, if any, that counted against the share pool using the share counting rule in effect at the time the Award was granted) generally will be returned to the available pool of Shares reserved for issuance under the 2016 Plan. Except for shares of restricted stock that are forfeited (rather than vesting), Shares actually issued under the 2016 Plan or withheld to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will not be returned to the 2016 Plan and will not be available for future issuance under the 2016 Plan. Shares purchased by the Company with the proceeds of stock option exercises will not again be available for issuance under the 2016 Plan.

Substitute awards made under the 2016 Plan to persons who become our employees as a result of an acquisition transaction shall not reduce the Shares available for issuance under the 2016 Plan or be added back to the Shares available for issuance under the 2016 Plan. In accordance with the rules of the applicable stock exchange on which the Shares are listed, shares under a pre-existing plan sponsored by a company acquired by us (as adjusted, to the extent appropriate, to reﬂect the transaction) may be used for awards under the 2016 Plan without reducing the Shares available for issuance under the 2016 Plan, and shares subject to such awards shall not be added back to the Shares available for awards under the 2016 Plan.

Lastly, if the Company experiences a dividend or other distribution, merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company, other signiﬁcant corporate transaction or other signiﬁcant change affecting the Shares, the Committee shall, as it deems appropriate, equitably adjust the number, kind and class of securities reserved for issuance under the 2016 Plan, the number, kind, class, and price of securities subject to outstanding Awards and the per-person numerical limits on Awards to reﬂect the stock dividend or other change.

Performance Goals

Awards under the 2016 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) for Awards intended to be qualiﬁed performance-based compensation thereunder. To the extent that performance conditions under the 2016 Plan are applied to awards intended to be qualiﬁed performance-based compensation under Section 162(m), such performance conditions shall be based on an objective formula or standard utilizing one or more of the following objectively deﬁned and non-discretionary factors pre-established by the Committee in accordance with Section 162(m): (1) comparable store sales growth, (2) earnings, (3) earnings per share, (4) return on equity, (5) return on net assets, (6) return on invested capital, (7) gross sales, (8) net sales, (9) net earnings, (10) free cash ﬂow, (11) total shareholder return, (12) stock price, (13) gross margin, (14) operating margin, (15) market share,

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(16) inventory levels, (17) expense reduction, and (18) employee turnover (each, a “Performance Goal”). For awards that are not intended to comply with the performance-based compensation exception under Section 162(m), Performance Goals may consist of objective and/or subjective elements based on any ﬁnancial and non-ﬁnancial criteria (including, without limitation, subjective criteria and individual performance), as established by the Committee in its sole discretion.

As determined by the Committee, the Performance Goals may, to the extent consistent with the performance-based compensation exception under Section 162(m), (a) differ from participant to participant and from award to award, (b) be based on the performance of the Company as a whole or the performance of a speciﬁc participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, ﬁnancial metrics and/or an index).

In addition, for awards intended to comply with the performance-based compensation exception under Section 162(m), the impact of objectively deﬁned and non-discretionary items (includable in one or more of the following categories or other categories to the extent permitted by 162(m)) may be taken into account in any manner preestablished by the Committee in accordance with Section 162(m) when determining whether a Performance Goal has been attained: (1) changes in generally accepted accounting principles (“GAAP”); (2) nonrecurring items, if any, that may be deﬁned in an objective and non-discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (3) the sale of investments or non-core assets; (4) discontinued operations, categories or segments; (5) legal claims and/or litigation and insurance recoveries relating thereto; (6) amortization, depreciation or impairment of tangible or intangible assets; (7) reductions in force, early retirement programs or severance expense; (8) investments, acquisitions or dispositions; (9) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, conﬁscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (10) natural catastrophes; (11) currency ﬂuctuations; (12) stock-based compensation expense; (13) early retirement of debt; (14) conversion of convertible debt securities; and (15) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

Stock Option Awards

A stock option is the right to acquire Shares at a ﬁxed exercise price for a ﬁxed period of time. Under the 2016 Plan, the Committee may grant nonqualiﬁed stock options and/or incentive stock options. The number of Shares covered by each option will be determined by the Committee, but during any ﬁscal year of the Company, no participant may be granted options covering more than 18,000,000 Shares. The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. The exercise price of incentive stock options shall not be less than 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The total fair market value of the Shares (determined on the grant date) covered by incentive stock options that ﬁrst become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than ten years after the date of grant (such term to be limited to ﬁve years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any

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of its subsidiaries). If the participant terminates service before his or her option’s normal expiration date, the Option may terminate sooner than its normal expiration date, depending upon the reason for the termination.

The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, by cashless or “net” exercise, or by any other means that the Committee determines to provide legal consideration for the Shares and is consistent with the 2016 Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Stock Appreciation Right Awards

Stock appreciation rights (“SARs”) are Awards that give a participant the right to receive payment from the Company in an amount equal to: (1) the excess of the fair market value of a Share on the date of exercise over the exercise price, multiplied by (2) the number of Shares with respect to which the SAR is exercised. SARs may be granted as a separate Award or together with an option. Proceeds from SAR exercises may be paid in cash or Shares, as determined by the Committee. The number of Shares covered by each SAR will be determined by the Committee, but during any ﬁscal year of the Company, no participant may be granted SARs for more than 18,000,000 Shares.

Awards of SARs may be granted in connection with all or any part of an option or may be granted independently of options. The Committee determines the terms and conditions of each SAR. However, the exercise price of a SAR may not be less than 100% of the fair market value of a Share on the grant date. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to options granted under the 2016 Plan.

Restricted and Unrestricted Stock Awards

Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Committee in its discretion. Unrestricted stock awards are shares of the Company’s common stock that have no restrictions such as vesting terms. The number of Shares of restricted and unrestricted stock granted to any employee or consultant will be determined by the Committee, but during any ﬁscal year of the Company, no participant may be granted more than 2,000,000 Shares.

In determining the vesting schedule for any Award of restricted stock, the Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance objectives are satisﬁed and/or only if the participant remains employed with the Company for a speciﬁed period of time. If the Committee desires that the Award be intended to qualify as performance-based compensation under Section 162(m), any restrictions will be based on a speciﬁed list of performance goals (see “Performance Goals” above for more information).

Unless the Committee determines otherwise, Shares of restricted stock will be held by the Company as escrow agent until any restrictions on the Shares have lapsed. The Committee may accelerate the time at which any restriction may lapse or be removed.

Stock Unit, Performance Unit, and Performance Share Awards

Stock units, performance units, and performance shares are Awards in which amounts are credited to a bookkeeping account established for the participant. A stock or performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal

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to the fair market value of a Share on the date of grant. The number of stock units, performance units or performance shares granted to any employee or consultant will be determined by the Committee, but during any ﬁscal year of the Company, no participant may be granted stock units, performance units or performance shares having, in the aggregate, a grant date value (assuming maximum payout) greater than $20 million or covering more than 2,000,000 Shares (assuming maximum payout), whichever is greater.

Whether a stock unit, performance unit or performance share Award actually will result in a payment to a participant will depend upon the extent to which the performance objectives, if any, established by the Committee are satisﬁed and the vesting criteria, if any, are met. The applicable performance objectives, vesting criteria and all other terms and conditions of the Award will be determined at the discretion of the Committee and may be based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Committee. In order for an Award of performance units, performance shares or stock units to qualify as “performance-based” compensation under Section 162(m), the Committee must use one or more of the Performance Goals that are discussed above.

After a stock unit, performance unit or performance share Award has vested (that is, after any applicable performance objective(s) have been achieved and/or any applicable vesting criteria satisﬁed), the participant will be entitled to a payment of cash and/or Shares, as determined by the Committee. However, upon grant of an Award of performance shares, performance units or stock units, the Committee may set terms and conditions for deferral of payment of an Award of performance shares, performance units or stock units. The deferral period will be ﬁxed by the Committee on the date of grant and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

Nontransferability of Awards

Awards granted under the 2016 Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. If permitted by the Committee (at its discretion), a participant may designate one or more beneﬁciaries to receive any vested but unpaid Awards following his or her death. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

Change in Control

The 2016 Plan provides that, except as set forth in an applicable award agreement, in the event of a change in control, the acquiror may, without the consent of any participant, either assume or continue awards under the 2016 Plan or substitute for outstanding awards substantially equivalent awards covering the acquiror’s stock. Except as set forth in an applicable award agreement, outstanding awards which are neither assumed, continued or substituted by the acquiror in connection with the change in control shall, contingent on the change in control, become fully vested and, if applicable, exercisable immediately prior to the change in control.

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Plan Beneﬁts

As described above, the number of Awards (if any) that an individual may receive under the 2016 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our named executive ofﬁcers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2016 Plan. The following table sets forth (1) the total number of Shares subject to stock options granted under the 2016 Plan to the listed persons and groups during the last ﬁscal year of the Company, (2) the average per Share exercise price of such options, (3) the total number of restricted stock units granted under the 2016 Plan to the listed persons and groups during the last ﬁscal year of the Company, (4) the dollar value of such restricted stock units based on $24.72 per Share, the last reported trade price for Shares on January 29, 2016, (5) the total number of performance units granted under the 2016 Plan to the listed persons and groups during the last ﬁscal year of the Company, (6) the dollar value of such performance units based on $24.72 per Share, the last reported trade price for Shares on January 29, 2016, (7) the total number of performance shares granted under the 2016 Plan to the listed persons and groups during the last ﬁscal year of the Company, and (8) the dollar value of such performance shares based on $24.72 per Share, the last reported trade price for Shares on January 29, 2016.

2016 Long-Term Incentive Plan
Name and Principal Position	Number of Stock Options Granted	Average Per Share Exercise Price of Stock Options	Number of Restricted Stock Units	Dollar Value of Restricted Stock Units	Number of Performance based Awards (2)	Dollar Value of Performance-based Awards
Arthur Peck Chief Executive Ofﬁcer	300,000	$41.19	-	-	425,247	10,512,106
Sabrina Simmons EVP and Chief Financial Ofﬁcer	90,000	$41.27	75,000	1,854,000	95,406	2,358,436
Jeff Kirwan Global President, Gap	80,000	$41.27	83,461	2,063,156	92,682	2,291,099
Andi Owen Global President, Banana Republic	75,000	$41.27	75,000	1,854,000	92,682	2,291,099
Sonia Syngal EVP, Global Supply Chain & Product Operations	35,000	$41.27	75,000	1,854,000	54,519	1,347,710
Stefan Larsson (1) Former Global President, Old Navy	90,000	$41.27	75,000	1,854,000	109,038	2,695,419
All executive ofﬁcers as a group	750,400	$41.23	429,644	10,620,800	909,552	22,484,125
All directors, excluding executive ofﬁcers, as a group	-	-	38,260	945,787
All employees, excluding executive ofﬁcers, as a group	1,163,638	$40.68	2,125,376	52,539,295	936,199	23,142,839

Footnote
(1)	Mr. Larsson resigned as Global President, Old Navy in October 2015.
(2)

For awards in this column, the number of shares represent the maximum number of shares that could be issued under performance-based awards. Please refer to the Compensation Discussion and Analysis section and the Grants of Plan-Based Awards table in this Proxy Statement for additional details on these awards.

U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences to U.S. taxpayers and the Company of Awards under the 2016 Plan. Tax consequences for any particular individual may be different. Participants should consult with their own tax advisors for more detailed information on how Awards will be taxed in their particular circumstances.

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Nonqualiﬁed Stock Options and SARs

No amount is included in the taxable income of a participant when a nonqualiﬁed stock option or SAR is awarded or vests. Upon exercise of a nonqualiﬁed stock option, a participant will recognize ordinary income equal to the difference between the fair market value of the Shares received and the exercise price. Upon exercise of a SAR, a participant will recognize ordinary income equal to the amount of cash received and the fair market value of any Shares received from the Company (before tax withholding). Any additional gain or loss recognized upon a later sale or other disposition of the acquired Shares is generally taxed as capital gain or loss.

Incentive Stock Options

No amount is included in the taxable income of a participant when an incentive stock option is granted or exercised. However, the participant may be subject to the alternative minimum tax in the year of exercise because the difference between the fair market value of the Shares received and the exercise price is included in the amount of the participant’s alternative minimum taxable income for that year. If the participant exercises the option and then sells the acquired Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and sells the acquired Shares before the end of the two- or one-year holding periods, however, the difference between the fair market value of the stock on the date of the option exercise and the exercise price is taxed as ordinary income. If the value of the Shares has decreased following the option exercise, the participant’s ordinary income is limited to the difference between the sale price and the exercise price. If the value of the Shares has increased following the option exercise, the difference between the fair market value of the Shares at the time of exercise and the sale price is taxed as capital gain.

Restricted Stock, Unrestricted Stock, Stock Units, Performance Units and Performance Shares

No amount is included in the taxable income of a participant upon receipt of restricted stock, stock units, performance units, or performance shares if such Awards are subject to vesting requirements. The participant will generally recognize ordinary income upon vesting of restricted stock, and payout of stock units, performance units or performance shares. In the case of stock units, performance units, or performance shares, if the Committee has set terms and conditions for the deferral of payment of the Award following the time of vesting, the participant will recognize ordinary income at the time of such payment. Alternatively, with respect to restricted stock, a participant may elect under Code Section 83(b) to be taxed at the time of the Award. An election under Section 83(b) must be ﬁled with the Internal Revenue Service (with a copy to the Company) within 30 days after the date of the Award. A participant receiving unrestricted stock will recognize income at the time of the Award. With respect to restricted stock and unrestricted stock, the amount of ordinary income recognized by the participant will be equal to the fair market value of the Shares at the time income is recognized minus any amount paid for the Shares. With respect to stock units, performance units or performance shares, the amount of ordinary income will be equal to the amount of cash and/or the fair market value of Shares (at the time income is recognized) that the participant receives from the Company (before tax withholding) minus any amount paid for the Shares. In general, any gain or loss recognized upon sale of the Shares thereafter will be taxed as a capital gain or loss.

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Tax Effect on the Company

The Company generally will be entitled to a tax deduction in connection with an Award made under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, when a participant exercises a nonqualiﬁed stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Ofﬁcer and the Company’s other three most highly compensated executive ofﬁcers (other than the Chief Financial Ofﬁcer). Under Section 162(m), the annual compensation paid to any of these executive ofﬁcers will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation paid in excess of $1 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the 2016 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options and SARs, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2016 Plan has been designed with the intention that the Committee may grant Awards that qualify as “performance-based compensation” for purposes of Section 162(m). However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that Awards made under the Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact so qualify.

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant and exercise of awards under the 2016 Plan. It does not purport to be complete, and does not discuss the tax consequences of a service provider's death or the provisions of the income tax laws of any municipality, state or foreign country in which the service provider may reside.

Amendment and Termination

The Board generally may amend or terminate the 2016 Plan at any time and for any reason. However, no amendment, suspension or termination may materially and adversely impair the rights of any participant in the 2016 Plan without his or her consent. Amendments will be contingent on shareholder approval if required by applicable law.

Summary

We are requesting that shareholders approve the 2016 Plan. We believe that employees with an ownership stake in our business become highly motivated to achieve our corporate goals and increase long-term shareholder value.

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BENEFICIAL OWNERSHIP OF SHARES

Beneﬁcial Ownership Table

The following table sets forth certain information as of March 21, 2016 to indicate beneﬁcial ownership of our common stock by (i) each person known by us to be the beneﬁcial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee and each executive ofﬁcer and former executive ofﬁcer named in the “Summary Compensation Table” of this Proxy Statement, and (iii) all of our directors and executive ofﬁcers as a group. Unless otherwise indicated, beneﬁcial ownership is direct and the person indicated has sole voting and investment power. Beneﬁcial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

	Shares Beneﬁcially Owned
Name of Beneﬁcial Owner	Common Stock	Awards Vesting Within 60 Days (1)	Total	% of Class (2)
Directors and Named Executive Ofﬁcers
Domenico De Sole	35,393	10,389	45,782	*
Robert J. Fisher (3) (8)	101,353,344	10,609	101,363,953	25.5%
William S. Fisher (4) (8)	105,276,110	10,609	105,286,719	26.5%
Tracy Gardner	0	5,257	5,257	*
Isabella D. Goren	4,227	10,389	14,616	*
Jeff Kirwan	15,685	52,680	68,365	*
Bob L. Martin	38,784	10,389	49,173	*
Jorge P. Montoya	25,196	10,389	35,585	*
Andi Owen	0	76,250	76,250	*
Arthur Peck	200,218	325,000	525,218	*
Mayo A. Shattuck III	86,144	14,957	101,101	*
Sabrina L. Simmons	0	137,500	137,500	*
Sonia Syngal	7,958	35,000	42,958	*
Katherine Tsang	14,778	10,389	25,167	*
Padmasree Warrior (5)	0	9,661	9,661	*
All directors and executive ofﬁcers, as a group (19 persons) (6)	118,766,484	863,369	119,626,852	30.0%
Former Executive Ofﬁcers
Stefan Larsson (7)	0	0	0	0%
Certain Other Beneﬁcial Holders
Fisher Core Holdings L.P. (8)	81,000,000	0	81,000,000	20.4%
Doris F. Fisher (9)	33,561,387	0	33,561,387	8.4%
John J. Fisher (8) (10)	114,414,116	0	114,414,116	28.8%
Blackrock, Inc. (11)	26,832,464	0	26,832,464	6.7%

Footnotes
(1)

Reﬂects stock options exercisable and stock units vesting within 60 days after March 21, 2016. Also includes the outstanding stock units earned but unpaid to non-employee directors, which are subject to a three-year deferral period but would be issued immediately upon the resignation or retirement of the non-employee director, as described on page 13.

(2)	“*” indicates ownership of less than 1% of the outstanding shares of our common stock.

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(3)

Includes 2,713,618 shares owned as community property with his spouse over which Mr. Robert J. Fisher has shared dispositive and voting power, 17,624,726 shares held by Robert J. Fisher as trustee under certain trusts, including 8,326,817 shares owned through a trust for which Mr. Fisher is a trustee and has sole dispositive and voting power, 8,297,909 shares (of which 600,000 shares are held in a charitable foundation) for which voting and investment power is shared, and 1,000,000 shares held by Mr. Fisher as trustee of a trust for which he has sole dispositive power and a special trustee has sole voting power,15,000 shares beneﬁcially owned through limited partnerships over which Mr. Fisher has sole dispositive and voting power, and 81,000,000 shares held by Fisher Core Holdings L.P., of which Robert J. Fisher is a general partner. Mr. Fisher disclaims individual beneﬁcial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein. Also see footnote 8 below and the note regarding various Fisher family holdings immediately following this table. Robert J. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 124,211 shares owned by Mr. Fisher’s spouse, beneﬁcial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

(4)

Includes 667,970 shares owned as community property with his spouse over which Mr. William S. Fisher has shared dispositive and voting power, 23,593,140 shares held by William S. Fisher as trustee under certain trusts, including 11,895,752 shares owned through trusts for which Mr. Fisher is trustee and has sole dispositive and voting power, 10,097,388 shares (of which 550,000 shares are held in a charitable foundation) for which voting and investment power is shared and 1,600,000 shares held by Mr. Fisher as trustee of a trust for which he has sole dispositive power and a special trustee has sole voting power, 15,000 shares beneﬁcially owned through limited partnerships over which Mr. Fisher has sole dispositive and voting power, and 81,000,000 shares held by Fisher Core Holdings L.P., of which William S. Fisher is a general partner. Mr. Fisher disclaims individual beneﬁcial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein. Also see footnote 8 below and the note regarding various Fisher family holdings immediately following this table. William S. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 163,015 shares owned by Mr. Fisher’s spouse, beneﬁcial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

(5)	Ms. Warrior is not standing for reelection to the Board of Directors.
(6)

Reﬂects the information above as well as information regarding our unnamed executive ofﬁcers; provided, however, that shares reﬂected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reﬂected once in this line. See the note regarding various Fisher family holdings immediately following this table.

(7)	Mr. Larsson ceased to be an executive ofﬁcer of the Company in October 2015.
(8)

The address of Fisher Core Holdings L.P. is One Maritime Plaza, Suite 1400, San Francisco, California 94111. As general partners, Messrs. Robert J. Fisher, John J. Fisher, and William S. Fisher have shared power (by majority vote) to vote or direct the vote of 70,200,000 shares and to dispose or direct the disposition of all of the partnership’s 81,000,000 shares. Limited liability companies which are not partners of Fisher Core Holdings L.P. nor are controlled by its general partners hold a proxy to vote 10,800,000 shares held by Fisher Core Holdings L.P.

(9)

Doris F. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include shares held directly or indirectly by Mrs. Fisher’s three adult sons or their spouses, beneﬁcial ownership of which is disclaimed because Mrs. Fisher does not have voting or dispositive control over such shares.

(10)

Includes 25,601,188 shares held by John J. Fisher as trustee under certain trusts, including 12,351,747 shares owned through trusts for which Mr. Fisher is trustee and has sole dispositive and voting power, 9,649,441 shares for which voting and investment power is shared and 3,600,000 shares held by Mr. Fisher as trustee of a trust for which he has sole dispositive power and a special trustee has sole voting power, 20,000 shares beneﬁcially owned through limited partnerships over which Mr. Fisher has sole dispositive and voting power, and 81,000,000 shares held by Fisher Core Holdings L.P., of which John J. Fisher is a general partner. Mr. Fisher disclaims individual beneﬁcial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein. Also see footnote 8 above and the note regarding various Fisher family holdings immediately following this table. William S. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 42,806 shares owned by Mr. Fisher’s spouse, beneﬁcial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

(11)

The Schedule 13G ﬁled with the SEC by Blackrock, Inc. on February 9, 2016 indicates that, as of December 31, 2015, Blackrock, Inc. has sole power to direct the voting of 24,614,253 shares, and has sole power to dispose of or direct the disposition of 26,832,464 shares. The address of Blackrock, Inc., as reported in its Schedule 13G, is 44 East 52nd Street, New York, New York 10055.

Note Regarding Various Fisher Family Holdings

SEC rules require reporting of beneﬁcial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.

The 81,000,000 shares held by Fisher Core Holdings L.P. (see footnote 8 above) are included three additional times in the above table under the names of Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher (that is, there are only 81,000,000 shares rather than 324,000,000 shares).

In addition, the shares described in footnotes (3), (4) and (10) above for which voting and investment power is shared by Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher actually represent an aggregate of 13,447,369 shares, rather than 26,894,738 shares, as a result of that shared voting and investment power.

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For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total ownership of 36.6% of the outstanding shares by Messrs. John J. Fisher, Robert J. Fisher, William S. Fisher and Fisher Core Holdings L.P.

The aggregate total ownership of Mrs. Doris F. Fisher, Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher, and Fisher Core Holdings L.P. is 45.0% of the outstanding shares. Mrs. Doris F. Fisher, and Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher each disclaim beneﬁcial ownership over shares owned by other members of the Fisher family and Fisher Core Holdings L.P., except as speciﬁcally disclosed in the footnotes above.

Section 16(a) Beneﬁcial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive ofﬁcers, and holders of more than 10% of the Company’s common stock, to ﬁle with the Securities and Exchange Commission reports about their ownership of the Company’s common stock. Such directors, ofﬁcers and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they ﬁle.

Securities and Exchange Commission regulations require us to identify in this Proxy Statement anyone who ﬁled a required report late during the most recent ﬁscal year. Based on our review of forms we received, or written correspondence from reporting persons stating that they were not required to ﬁle these forms, we believe that during ﬁscal 2015 all Section 16(a) ﬁling requirements were satisﬁed on a timely basis. Due to a Company administrative error, Julie Gruber reported the March 12, 2016 release of stock units three days late on a Form 4. This transaction did not result in any liability under Section 16(b) of the Exchange Act, and is being voluntarily reported early in this Proxy Statement.

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QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND VOTING

Who are the proxyholders and how were they selected?

The proxyholders were selected by our Board of Directors and are ofﬁcers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors.

How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees or ﬁduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our ofﬁcers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $8,000, plus reimbursement of out-of-pocket expenses.

How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efﬁcient, less costly and limits our impact on the environment. This Proxy Statement and our 2015

Annual Report to Shareholders are available at: www.gapinc.com (follow the Investors, Financial Information, Annual Reports & Proxy links).

Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneﬁcial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneﬁcial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-800-542-1061, or by writing to Broadridge,

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Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.

What is the difference between a shareholder of record and a beneﬁcial owner of shares?

Shareholder Of Record

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares.

Beneﬁcial Owner

If your shares are held in an account at a brokerage ﬁrm, bank, broker-dealer, or other similar organization, then you are the beneﬁcial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneﬁcial owner, you have the right to instruct that organization on how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

May I attend the Annual Meeting?

All shareholders as of the close of business on the Record Date, or holders of a valid proxy for the Annual Meeting, are entitled to attend the Annual Meeting. Shareholders who plan to attend the Annual Meeting must present valid photo identiﬁcation. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee, nominee, or other similar organization (i.e., in street name), you must provide proof of beneﬁcial ownership as of the Record Date. Proof of beneﬁcial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, nominee, or other similar organization, a copy of the Notice of Internet Availability of Proxy Materials, if one was mailed to you, or similar evidence of ownership. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

How can I listen to the live webcast of the meeting?

We plan to offer an audio webcast of the Annual Meeting at www.gapinc.com. If you choose to listen to the webcast, go to our website at www.gapinc.com (follow the Investors, Financial News and Events, Webcasts links) shortly before the start of the meeting and follow the instructions provided. Please note that this webcast will be “listen only.” If you would like to vote, ask questions, or otherwise interact with the meeting participants, you will need to attend the meeting in person. The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

Are votes conﬁdential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:

•
As required to tabulate and certify the vote;

•
As required by law; and/or

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•
If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.

What happens if I do not give speciﬁc voting instructions?

Shareholder Of Record

If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneﬁcial Owner

If you are a beneﬁcial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratiﬁcation of the selection of independent registered public accounting ﬁrm), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), and Proposal 4 (approval of the Amendment and Restatement of The Gap, Inc. 2011 Long-Term Incentive Plan). Therefore, your shares will not be voted on non-routine matters without your voting instructions.

What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneﬁcial owners, are prohibited from exercising discretionary voting authority for beneﬁcial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneﬁcial owner, resulting in so-called “broker non-votes.” The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting ﬁrm is the only routine proposal on the agenda for our Annual Meeting. The other three proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions. So long as the broker has discretion to vote on at least one proposal, broker non-votes are

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counted in determining a quorum but are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter.

What vote is required to approve each proposal?

Election Of Directors

Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director, in person or by proxy, at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board of Directors’ acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board of Directors will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board of Directors’ decision will be disclosed publicly.

Other Proposals

The other three matters on the agenda for shareholder approval at the Annual Meeting will be decided by the afﬁrmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Please note that Proposal 2 (ratiﬁcation of the selection of independent registered public accounting ﬁrm) and Proposal 3 (advisory vote on executive compensation) are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 19, 2016 (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notiﬁed, of any other matters that may be presented for consideration at the meeting.

May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive ofﬁces as follows:

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Corporate Secretary
Gap Inc.
Two Folsom Street
San Francisco, California 94105

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting in person at the Annual Meeting.

When are shareholder proposals for the 2017 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2017, the Company’s Corporate Secretary must receive it no later than December 6, 2016. Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2017 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 16, 2017, and no earlier than January 17, 2017 (i.e., not less than 90 days nor more than 120 days prior to the ﬁrst anniversary of the date of our 2016 Annual Meeting). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneﬁcially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC. If a shareholder fails to submit the notice by February 16, 2017, then the proposed business would not be considered at our Annual Meeting in 2017 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2017 as to which the proponent fails to notify us on or before February 16, 2017. Notiﬁcations must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained by writing to our

Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance links).

By Order of the Board of Directors,

Julie Gruber
Corporate Secretary

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APPENDIX A

THE GAP, INC. 2016 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of May 17, 2016)

THE GAP, INC., having adopted The Gap, Inc. 2011 Long-Term Incentive Plan (formerly known as the “1996 Stock Option and Award Plan” and the “2006 Long-Term Incentive Plan”) (the “Plan”) effective as of March 26, 1996, and having amended the Plan on several subsequent occasions, hereby amends and restates the Plan in its entirety, effective as of May 17, 2016, as follows:

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Background. The Plan permits the grant of Nonqualiﬁed Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, and Stock Units.

1.2 Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of Employees, Consultants and Nonemployee Directors. The Plan also is intended to further the growth and proﬁtability of the Company and to permit the payment of compensation that qualiﬁes as performance-based compensation under Section 162(m) of the Code.

1.3 Duration. This amended and restated Plan is effective as of May 17, 2016 and shall remain in effect thereafter unless terminated earlier under Section 11. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 17, 2026.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a speciﬁc section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Afﬁliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4 “Award” means, individually or collectively, a grant under the Plan of Nonqualiﬁed Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units.

2.5 “Award Agreement” means the written agreement (which may be electronic) setting forth the terms and conditions applicable to each Award granted under the Plan.

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2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a speciﬁc section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation and Management Development Committee of the Board shall constitute the Committee.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means The Gap, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor, director of an Afﬁliate, or other person who provides signiﬁcant services to the Company or an Afﬁliate, but who is neither an Employee nor a Director.

2.12 “Deferral Period” means the period of time during which Stock Units, Performance Units, or Performance Shares are subject to deferral limitations under Section 9.

2.13 “Determination Date” means, as to a Performance Period, the latest date possible that will not jeopardize an Award’s qualiﬁcation as “performance-based compensation” under Section 162(m) of the Code.

2.14 “Director” means any individual who is a member of the Board.

2.15 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.16 “Dividend Equivalents” means a right entitling the Participant to receive amounts equal to the ordinary dividends paid on the Company’s Shares from time to time. The Committee shall determine at the time of grant whether Dividend Equivalents shall be settled in cash or Shares, the time or times at which they shall be settled, and such other vesting or forfeiture provisions and other terms and conditions as the Committee, in their sole discretion, deem appropriate; provided, however, that any dividends payable with respect to Awards that are subject to performance conditions shall be held in escrow or deemed reinvested in additional Shares until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to payment of the underlying Award. Notwithstanding the foregoing, (a) unless otherwise determined by the Committee, no Dividend Equivalents shall be granted to any Participant the Committee believes is likely to be a “covered employee” as deﬁned under Code Section 162(m)(3) when taxable income is recognized pursuant to the Dividend Equivalent or its related Award to the extent such grant would cause the compensation represented by the Dividend Equivalent or its related Award not to constitute performance-based compensation under Section 162(m) of the Code, and (b) unless otherwise determined by the Committee, no Dividend Equivalent right shall be granted to the extent such grant could result in the payment of any tax under Code Section 409A. In addition, no Dividend Equivalents shall be granted with respect to SARs or Stock Options.

2.17 “Employee” means any employee of the Company or an Afﬁliate. Except as otherwise determined by the Company, a person shall not cease to be an Employee in the case of (i) any leave of absence approved

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by the Company or the employing Afﬁliate or (ii) transfers between locations of the Company or between the Company, any Afﬁliate, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufﬁcient to constitute “employment” by the Company.

2.18 “Exchange Program” means a program established by the Committee (i) providing for the repurchase of outstanding and unexercised Options or Stock Appreciation Rights by the Company whether in the form of a cash payment or otherwise or (ii) under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award or awards under a different equity incentive plan, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 10.5. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without stockholder approval.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the fair market value of a Share on a particular date, as determined by the Committee in good faith. Unless otherwise determined by the Committee, the fair market value shall be the closing stock price of Shares as reported on the New York Stock Exchange (NYSE) on the relevant date (or, if no closing stock price is reported for the relevant date, on the last trading day for which a closing stock price of Shares is reported on the NYSE).

2.21 “Fiscal Year” means the ﬁscal year of the Company.

2.22 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.23 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and that by its terms qualiﬁes and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonqualiﬁed Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualiﬁed Stock Option.

2.27 “Parent” means a “parent corporation” of the Company whether now or hereafter existing, as deﬁned in Code Section 424(e).

2.28 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.29 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) pursuant to Section 5 to be applicable to a Participant with respect to an Award.

2.30 “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion during which performance objectives or other vesting criteria must be met.

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2.31 “Performance Share” means an Award of Performance Shares granted to a Participant pursuant to Section 9.

2.32 “Performance Unit” means an Award of Performance Units granted to a Participant pursuant to Section 9.

2.33 “Period of Restriction” means the period during which Shares of Restricted Stock, Unrestricted Stock, Stock Units, Performance Units, or Performance Shares are subject to forfeiture and/or restrictions on transferability and therefore, the Shares covered by the Award are subject to a substantial risk of forfeiture. As provided in Section 8 and 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.34 “Plan” means The Gap, Inc. 2016 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.35 “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.36 “Retirement” shall, in the case of an Employee, have the meaning, if any, set forth in the Employee’s Award Agreement; provided, however, that with respect to Awards granted prior to May 17, 2011, “Retirement” shall have the meaning set forth in GapShare (the Company’s “401(k)” plan) as of the Grant Date of the applicable Award. With respect to an Award granted to a person who is a Consultant at the time of grant, no Termination of Service shall be deemed to be on account of “Retirement”. With respect to a Nonemployee Director, “Retirement” means a Termination of Service at or after the age of 72 or such other meaning provided by the Committee in an Award Agreement.

2.37 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39 “Shares” means the shares of the Company’s common stock, $0.05 par value.

2.40 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as a SAR.

2.41 “Stock Unit” means an Award of Stock Units granted pursuant to Section 9.

2.42 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing ﬁfty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.43 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) and all non-U.S. taxes that are required to be withheld by the Company or the employing Afﬁliate, and (b) any other Company (or employing Afﬁliate) taxes the responsibility for which (i) the Participant has agreed to bear or (ii) where permitted by governing authorities outside the U.S., taxes the Company may choose to pass on to Participants, in each case with respect to the applicable Award (including on the grant, vesting or exercise thereof or purchase or issuance of Shares thereunder).

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2.44 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Afﬁliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disafﬁliation of an Afﬁliate, but excluding any such termination where there is a simultaneous (i) reemployment of the individual by the Company or an Afﬁliate, or (ii) with respect to Awards (other than Incentive Stock Options) granted on or after January 28, 2003, engagement of the consulting services of the individual by the Company or an Afﬁliate; (b) in the case of a Consultant, a termination of the service relationship between the Consultant and the Company or an Afﬁliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disafﬁliation of an Afﬁliate, but excluding any such termination where there is a simultaneous (i) re-engagement of the services of the individual by the Company or an Afﬁliate, or (ii) with respect to Awards granted on or after January 28, 2003, employment of the individual by the Company or an Afﬁliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding, with respect to Awards granted on or after May 17, 2011, any such cessation where there is a simultaneous (i) re-engagement of the services of the individual by the Company or an Afﬁliate, or (ii) employment of the individual by the Company or an Afﬁliate.

2.45 “Unrestricted Stock” means an Award granted to a Participant pursuant to Section 8.

SECTION 3
ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Code Section 162(m).

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Subject to the provisions of the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of such Awards or amendments thereto, (c) determine which Nonemployee Directors shall be granted Awards and the terms and conditions thereof, provided that such Awards shall be subject to Board approval if so required by the Committee Charter, (d) interpret the Plan and the Awards, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (f) implement an Exchange Program, (g) implement or permit (i) an action described in Section 4.3, and/or (ii) a transfer or other disposition permitted under Section 10.5, (h) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (i) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Shareholders of the Company. With respect to Nonemployee Directors, all references in the Plan to the Committee’s discretion shall be subject to this Section 3.2 and shall require Board approval if so required by the Committee Charter.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or ofﬁcers of the Company in accordance with Applicable Laws; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualiﬁcation under Code Section 162(m) or Rule 16b-3.

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3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be ﬁnal, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN,
NONEMPLOYEE DIRECTOR LIMIT

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed the sum of (a) 123,341,342 and (b) the number of Shares (not to exceed 40,225,653) that remain available for grant under the Company’s 2002 Stock Option Plan as of the date of obtaining shareholder approval of the amended and restated Plan on May 9, 2006, (c) any Shares (not to exceed 28,019,786) that otherwise would have been returned to the 2002 Stock Option Plan after May 9, 2006 on account of the expiration, cancellation, or forfeiture of Awards granted thereunder, and (d) 25,000,000 Shares. For purposes of this Section 4.1, effective with respect to Awards granted on or after the May 17, 2011, each Award other than an Option or SAR shall reduce the number of Shares available for Awards under the Plan by 2 Shares for each Share covered by the Award in lieu of the 3-to-1 Share counting rule that applied under the Plan prior to such date. With respect to SARs and Options, the number of Shares which shall cease to be available under the Plan shall equal the total number of Shares covered by each SAR or Option, as evidenced in the applicable Award Agreement. To the extent an Award under the Plan (other than a SAR or Option) is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan (and in the case of Options or SARs shall reduce the number of Shares available for issuance under the Plan by the number of Shares having a Fair Market Value equal to the cash delivered). Subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in this Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 4.2. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. To the extent an Award expires or is cancelled without having been exercised, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof using the Share counting rule in effect at the time the applicable Award was granted will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing, and except with respect to shares of Restricted Stock that are forfeited rather than vesting, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. For the avoidance of doubt, Shares purchased by the Company with the proceeds of a Stock Option exercise shall not again be available for issuance under the Plan.

4.3 Adjustments in Awards and Authorized Shares. In the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company or other signiﬁcant corporate transaction, or other signiﬁcant change affecting the Shares, the Committee shall adjust the number, kind and class of securities which may be delivered under the Plan, the number, class, kind and price of securities subject to outstanding Awards, and the numerical limits of Sections 4.4, 6.1, 7.1.1, 8.1 and 9.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to equitably adjust such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a

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whole number. Notwithstanding the foregoing, all adjustments under this Section 4.3 shall be made in a manner that does not result in taxation under Code Section 409A or, for the avoidance of doubt, loss of the performance-based compensation exception under Code Section 162(m).

4.4 Limit on Nonemployee Director Awards. No Nonemployee Director shall be granted Awards in any ﬁscal year of the Company having an aggregate Grant Date value in excess of $500,000. For this purpose, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares and Stock Units shall be valued based on the Fair Market Value on the Grant Date of the maximum number of Shares covered thereby (or the maximum dollar value thereof with respect to Awards denominated in dollars) and Options and SARs shall be valued using a Black-Scholes or other accepted valuation model, in each case, using reasonable assumptions. The limits set forth in Sections 6.1, 7.1.1, 8.1 and 9.1 shall not apply to Nonemployee Directors.

4.5 The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that such Awards be granted with such terms and conditions as the Committee considers appropriate in the circumstances. Such Awards shall not reduce the Shares available for issuance under the Plan, nor shall shares subject to such Awards be added back to the Shares available for issuance under the Plan. Additionally, subject to the rules of the applicable stock exchange on which the Shares are listed, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consolidation payable to holder of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for issuance under the Plan (and shares subject to such Awards shall not be added back to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to receive Awards under the Plan prior to such acquisition or combination.

SECTION 5
PERFORMANCE GOALS

5.1 Establishment of Performance Goals. For each Performance Period, on or before the applicable Determination Date, the Committee shall establish and set forth in writing the Performance Goals, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Goals, if any, will be objectively measurable and will be based upon the achievement of a speciﬁed percentage or level in one or more of the following objectively deﬁned and non-discretionary factors preestablished by the Committee in accordance with Code Section 162(m): (a) comparable store sales growth; (b) earnings; (c) earnings per share; (d) return on equity; (e) return on net assets; (f) return on invested capital; (g) gross sales; (h) net sales; (i) net earnings; (j) free cash ﬂow; (k) total shareholder return; (l) stock price; (m) gross margin; (n) operating margin; (o) market share; (p) inventory levels; (q) expense reduction; and (r) employee turnover. For Awards that are not intended to comply with the performance-based compensation exception under Code Section 162(m), Performance Goals may consist of objective and/or subjective elements based on any ﬁnancial and non-ﬁnancial criteria (including, without limitation, subjective criteria and individual performance), as established by the Committee in its sole discretion.

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5.2 Committee Discretion on Performance Goals. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may to the extent consistent with the performance-based compensation exception under Code Section 162(m) (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a speciﬁc Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, ﬁnancial metrics and/or an index). Without limiting the foregoing, and for the avoidance of doubt except as would be inconsistent with the performance-based compensation exception under Code Section 162(m), the Committee shall adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reﬂect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

5.3 Adjustments. For Awards intended to comply with the performance-based compensation exception under Code Section 162(m), the impact of objectively deﬁned and non-discretionary items (includable in one or more of the following categories or other categories to the extent permitted by Code Section 162(m)) may be taken into account in any manner preestablished by the Committee in accordance with Code Section 162(m) when determining whether a Performance Goal has been attained: (a) changes in generally accepted accounting principles (“GAAP”); (b) nonrecurring items, if any, that may be deﬁned in an objective and non-discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (c) the sale of investments or non-core assets; (d) discontinued operations, categories or segments; (e) legal claims and/or litigation and insurance recoveries relating thereto; (f) amortization, depreciation or impairment of tangible or intangible assets; (g) reductions in force, early retirement programs or severance expense; (h) investments, acquisitions or dispositions; (i) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, conﬁscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (j) natural catastrophes; (k) currency ﬂuctuations; (l) stock based compensation expense; (m) early retirement of debt; (n) conversion of convertible debt securities; and (o) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

SECTION 6
STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 18,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualiﬁed Stock Options, or a combination thereof; provided, however, that any Options granted to Consultants or Nonemployee Directors pursuant to this Section 6 shall be Nonqualiﬁed Stock Options.

6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualiﬁed Stock Option.

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6.3 Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

6.3.1 Nonqualiﬁed Stock Options. In the case of a Nonqualiﬁed Stock Option, the Exercise Price shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

6.3.3 Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company or an Afﬁliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4 Expiration of Options.

6.4.1 Expiration Dates. Except as set forth by the Committee in an Award Agreement, each Option shall terminate no later than the ﬁrst to occur of the following events:

(a) The date for termination of the Option set forth in the Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date; or

(c) The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(d) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or death; or

(e) The expiration of one (1) year from the date of the Participant’s Retirement (except as provided in Section 6.8.2 regarding Incentive Stock Options).

6.4.2 Committee Discretion. The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the term of the Option (subject to Section 6.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 6.4.2(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 6.4.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

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6.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

6.6 Payment. Options shall be exercised by the Participant’s delivery of a notice of exercise in such form and manner as the Company may designate to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) by cashless or “net” exercise, or (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notiﬁcation of exercise in such form and manner as the Company may designate and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certiﬁcates (which may be in book entry form) representing such Shares.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6.8 Certain Additional Provisions for Incentive Stock Options.

6.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the ﬁrst time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries or any Parent) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of the Shares with respect to which an Option designated as an Incentive Stock Option exceeds this $100,000 limit, such Option will be treated as a Nonqualiﬁed Stock Option. For purposes of this Section 6.8.1, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

6.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualiﬁed Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualiﬁed Stock Option). Unless otherwise determined by the Committee, any extension of the term or exercise period on an Option pursuant to this Section 6.8.2 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

6.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

6.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock

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possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of ﬁve (5) years from the Grant Date.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

7.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 18,000,000 Shares.

7.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.3 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 also shall apply to SARs.

7.4 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value or a combination thereof, as set forth in the applicable Award Agreement.

SECTION 8
RESTRICTED STOCK AND UNRESTRICTED STOCK

8.1 Grant of Restricted Stock and Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Unrestricted Stock to Employees, Consultants, and Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 2,000,000 Shares of Restricted Stock or Unrestricted Stock.

8.2 Restricted Stock or Unrestricted Stock Agreement. Each Award of Restricted Stock or Unrestricted Stock shall be evidenced by an Award Agreement that shall specify any Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion,

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shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3 Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4.

8.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Afﬁliates, the achievement of speciﬁc performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying Awards of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Code Section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate thereunder.

8.4.3 Legend on Certiﬁcates. The Committee, in its discretion, may legend the certiﬁcates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

8.5 Removal of Restrictions. Except as may be provided in the Award Agreement, Restricted Stock shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4.3 removed from his or her Share certiﬁcate, and the Shares shall be freely transferable by the Participant, subject to applicable laws. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

8.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

8.7 Dividends and Other Distributions. During any Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

8.8 Return of Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

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SECTION 9
STOCK UNITS, PERFORMANCE UNITS, AND PERFORMANCE SHARES

9.1 Grant of Stock Units, Performance Units, or Performance Shares. Subject to the terms and provisions of the Plan, Stock Units, Performance Units, or Performance Shares may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Stock Units, Performance Units, or Performance Shares granted to each Participant, provided that during any Fiscal Year no Participant shall receive Stock Units, Performance Units or Performance Shares having, in the aggregate, a grant date value (assuming maximum payout) greater than $20,000,000 or covering more than 2,000,000 Shares (assuming maximum payout), whichever is greater.

9.2 Initial Value of Stock Units, Performance Units, or Performance Shares. Each Stock Unit and Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Award Agreement. Each Award of Stock Units, Performance Units, or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, Period of Restriction, Deferral Period (if any), and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee shall set performance objectives, a Period of Restriction, Deferral Period, or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Stock Units, Performance Units, or Performance Shares that will be paid out to the Participants. Each Award of Stock Units or Performance Units subject to a Deferral Period and each Award of Performance Shares subject to a Deferral Period shall be referred to herein as Deferred Units or Deferred Shares, respectively. Each Award of Stock Units subject to a Period of Restriction shall be referred to herein as a “Restricted Stock Unit.” The time period during which the Award is subject to deferral shall be the “Deferral Period”.

9.4.1 General Performance Objectives. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, upon continued employment or service with the Company and its Afﬁliates).

9.4.2 Section 162(m) Performance Objectives. For purposes of qualifying Awards of Stock Units, Performance Units, or Performance Shares as “performance-based compensation” under Code Section 162(m), the Committee, in its discretion, may determine that the performance objectives applicable to Stock Units, Performance Units, or Performance Shares shall be based on the achievement of Performance Goals during the Performance Period. For such Awards, the Performance Goals and Performance Period shall be set by the Committee on or before the Determination Date. In granting Stock Units which are intended to qualify under Code Section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate thereunder.

9.4.3 Deferral of Awards. The Committee may set such terms and conditions for deferral of payment of an Award granted under this Section 9 in accordance with the following provisions or such other terms and conditions determined by the Committee in its sole discretion:

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(a) Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulﬁllment during the Deferral Period of such conditions as the Committee may specify.

(b) Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than Fair Market Value on the Grant Date.

(c) Deferral Period. Each grant shall provide that the Deferred Units and Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be ﬁxed by the Committee on the Grant Date (or such earlier time required for compliance with Code Section 409A), and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event. If the Deferral Period is to terminate on account of a change in control or other similar transaction or event, unless otherwise determined by the Committee, such change in control or other similar transaction or event must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as determined in accordance with Section 409A(a)(2)(A)(v) of the Code and Treasury regulation Section 1.409A-3(i)(5)).

9.5 Earning of Stock Units, Performance Units, or Performance Shares. After the applicable Period of Restriction or Deferral Period has ended, the Participant shall be entitled to receive a payout of the number of Stock Units, Performance Units, or Performance Shares earned by the Participant over the Period of Restriction or Deferral Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting requirements have been achieved during the Performance Period.

9.6 Form and Timing of Payment. Except as otherwise set forth in an Award Agreement, payment of earned Stock Units, Performance Units, or Performance Shares shall be upon the expiration of the applicable Period of Restriction (subject to any deferral permitted under Section 10.9) or Deferral Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof, as set forth in the applicable Award Agreement.

9.7 Dividend Equivalents and Other Ownership Rights. During the Period of Restriction or Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units, Performance Units, or Performance Shares and shall not have any right to vote such Awards, but the Committee may, consistent with the requirements of Code Section 409A (including any exemption therefrom), on or after the Grant Date authorize the payment of Dividend Equivalents on such shares or units in cash or additional Shares on a current, deferred or contingent basis.

9.8 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Stock Units, Performance Units, or Performance Shares shall be forfeited to the Company.

SECTION 10
MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Afﬁliates (or between Afﬁliates) shall not be deemed a Termination of Service. Employment with the Company and its Afﬁliates is on an at-will basis only.

10.2 Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the

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discretionary decision of the Company to permit the individual to participate in the Plan and to beneﬁt from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension beneﬁts, severance, redundancy, resignation or any other purpose. The Company and its Subsidiaries and Afﬁliates reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws and such person’s written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or speciﬁc performance for breach of contract or dismissal, compensation for loss of ofﬁce, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

10.3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.4 Beneﬁciary Designations. If permitted by the Committee, a Participant under the Plan may name a beneﬁciary or beneﬁciaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested beneﬁts remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.5 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.4. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award granted on or after January 24, 2006, to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.6 No Rights as Stockholder. Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneﬁciary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certiﬁcates (which may be in book entry form) representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneﬁciary).

10.7 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufﬁcient to satisfy all Tax Obligations. Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company the amount of such Tax Obligations within the time period speciﬁed by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares covered by such Award.

10.8 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy Tax Obligations, in whole or in part by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted

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which have been held for such period of time required to avoid adverse accounting consequences. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, and to the extent necessary to avoid adverse accounting consequences not to exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. Except as otherwise determined by the Committee, the Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld or remitted.

10.9 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. In the event of such a deferral, the Committee, in its discretion, may provide that the payment of Dividend Equivalents attributable thereto shall be also deferred until such time as the Award will be settled in accordance with the Participant’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall comply with the requirements of Code Section 409A, unless otherwise determined by the Committee.

10.10 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Stock Units. The number of Shares or Stock Units received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.10 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 10.10 shall comply with Code Section 409A or an exemption therefrom.

10.11 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.12 Code Section 409A. Unless otherwise determined by the Committee, each Award shall comply with Code Section 409A or an exemption therefrom, and the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10 and taking or permitting such other actions under the terms of the Plan that would otherwise result in a deferral of compensation subject to Code Section 409A.

10.13 Recoupment of Awards. Awards are subject to recoupment in accordance with any Applicable Law and any recoupment policy, arrangement or agreement adopted by the Company from time to time.

SECTION 11
AMENDMENT AND TERMINATION

11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, materially and adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

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SECTION 12
CHANGE IN CONTROL

12.1 Effect of Change in Control on Options and SARs.  Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or SARs or substitute for outstanding Options or SARs substantially equivalent options or SARs covering the Acquiror’s stock.  Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any Options or SARs which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised as of the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control.  Options and SARs which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting and/or exercisability as the Board may determine, if any.

12.2 Effect of Change in Control on Other Awards. Except as set forth in an applicable Award Agreement and subject to Code Section 409A, in the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or SARs or substitute for such Awards substantially equivalent Awards covering the Acquiror’s stock.  Except as set forth in an applicable Award Agreement and subject to Code Section 409A, any such Awards which are neither assumed, continued or substituted by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested.  Awards which are assumed or continued in connection with a Change in Control shall be subject to such additional accelerated vesting or lapse of restrictions as the Board may determine, if any.

12.3 For purposes of the Plan, except as set forth in an applicable Award Agreement and subject to Code Section 409A, “Change in Control” means the consummation of one or more of the following events:

(i)

any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneﬁcial owner” (as deﬁned in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock (as deﬁned below in this Section 12.3) of the Company; provided, however, that a “Change in Control” shall not be deemed to occur solely as the result of the acquisition by Doris F. Fisher, John J. Fisher, William Fisher and/or Robert R. Fisher (collectively, the “Fishers”) and the Permitted Designees (as deﬁned below in this Section 12.3) of shares representing in the aggregate more than 50% but less than 75% of the combined voting power of the then outstanding Voting Stock of the Company;

(ii)

the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the Company effects a share exchange or the Company conveys, sells, transfers or leases all or substantially all (more than 75%) of its assets (other than to one or more of its wholly-owned subsidiaries), and, in the case of any such consolidation, merger or share exchange transaction, the outstanding Common Stock of the Company is reclassiﬁed into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or unless such transaction is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassiﬁcation, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock;

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(iii)

the Company or the Company and its subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all (more than 75%) of the assets of the Company or of the Company and its subsidiaries, taken as a whole over a 12-month period, as applicable (other than to one or more wholly-owned subsidiaries of the Company); or

(iv)	any time the Continuing Directors (as deﬁned below in this Section 12.3) do not constitute a majority of the Board (or, if applicable, a successor entity to the Company).

For purposes of the above deﬁnition of Change in Control, “Continuing Directors” means, as of any date of determination, any member of the Board who (A) was a member of such Board on May 17, 2016 (the “Original Directors”) or (B) was appointed, nominated for election, or elected to such Board with the approval of a majority of the Original Directors or Continuing Directors who were members of such Board at the time of such nomination or election.

For purposes of the above deﬁnition of Change-in-Control, “Permitted Designees” means (i) a spouse or lineal descendent by blood or adoption of any of the Fishers; (ii) trusts solely for the beneﬁt of any of the Fishers, one or more charitable foundations, institutions or entities or any of the individuals referred to in clause (i); (iii) in the event of the death of a Fisher, his or her estate, heirs, executor, administrator, committee or other personal representative; or (iv) any Person (as deﬁned below in this Section 12.3) so long as any of the Fishers or any of the individuals referred to in clause (i) are the sole beneﬁcial owners of more than 50% of the Voting Stock of such Person and constitute a majority of the board of directors of such Person, in the case of a corporation, or of the individuals exercising similar functions, in the case of an entity other than a corporation.

For purposes of the above deﬁnition of Change in Control, “Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

For purposes of the above deﬁnition of Change in Control, “Voting Stock” means all classes of capital stock (shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the applicable entity, but excluding any debt securities convertible into such equity) of the applicable Person then outstanding and normally entitled to vote in the election of directors.

SECTION 13
LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conﬂict of laws provisions).

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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This Proxy Statement is printed on paper manufactured from well-managed forests, controlled sources, and recycled wood or ﬁber. Soy ink, rather than petroleum-based ink, is used throughout. We encourage you to recycle this document when you are ﬁnished with it.

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GAP INC.
ATTN: MARIE MA
TWO FOLSOM STREET
SAN FRANCISCO, CA 94105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E07383-P73025-Z67144	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAP INC.

The Board of Directors recommends that you vote FOR Items 1, 2, 3 and 4:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Domenico De Sole	☐	☐	☐

	1b.	Robert J. Fisher	☐	☐	☐

	1c.	William S. Fisher	☐	☐	☐

	1d.	Tracy Gardner	☐	☐	☐

	1e.	Isabella D. Goren	☐	☐	☐

	1f.	Bob L. Martin	☐	☐	☐

	1g.	Jorge P. Montoya	☐	☐	☐

	1h.	Arthur Peck	☐	☐	☐

	1i.	Mayo A. Shattuck III	☐	☐	☐

	1j.	Katherine Tsang	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on January 28, 2017;	☐	☐	☐

3.	Approve, on an advisory basis, the overall compensation of the named executive officers;	☐	☐	☐

4.	Approve the Amendment and Restatement of The Gap, Inc. 2011 Long-Term Incentive Plan; and	☐	☐	☐

5.	Transact such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07384-P73025-Z67144

GAP INC.
Annual Meeting of Shareholders
May 17, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Arthur Peck, Julie Gruber and Sabrina Simmons, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of THE GAP, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM local time on May 17, 2016 at THE GAP, INC. Headquarters, Two Folsom Street, San Francisco, CA 94105, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side